                                                                  EXECUTION COPY

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                                   dated as of

                                October 17, 2003

                                     between

                           RUTHERFORD ACQUISITION CORP

                                       and

                               CAMBREX CORPORATION

                                       AND

                            THE SELLERS LISTED HEREIN

                                 RELATING TO THE
                          RUTHERFORD CHEMICALS BUSINESS

                                       OF

                               CAMBREX CORPORATION

                                TABLE OF CONTENTS

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                                                                                               Page
                                                                                               ----
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ARTICLE I  DEFINITIONS.....................................................................      2
         SECTION 1.01.  Definitions........................................................      2

ARTICLE II  PURCHASE AND SALE..............................................................     14
         SECTION 2.01.  Purchase and Sale..................................................     14
         SECTION 2.02.  Excluded Assets....................................................     14
         SECTION 2.03.  Assumed Liabilities................................................     14
         SECTION 2.04.  Excluded Liabilities...............................................     14
         SECTION 2.05.  Assignment of Contracts and Rights.................................     14
         SECTION 2.06.  Purchase Price.....................................................     14
         SECTION 2.07.  Closing............................................................     15
         SECTION 2.08.  Working Capital Adjustment.........................................     15
         SECTION 2.09.  Cash/Debt Adjustment...............................................     17
         SECTION 2.10.  Prorations.........................................................     18
         SECTION 2.11.  Additional Payments................................................     18

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF CAMBREX.....................................     21
         SECTION 3.01.  Corporate Existence and Power......................................     21
         SECTION 3.02.  Corporate Authorization............................................     21
         SECTION 3.03.  Governmental Authorization.........................................     22
         SECTION 3.04.  Noncontravention...................................................     22
         SECTION 3.05.  Required Consents..................................................     22
         SECTION 3.06.  Acquired Subsidiary................................................     22
         SECTION 3.07.  Litigation.........................................................     23
         SECTION 3.08.  Compliance with Laws and Court Orders..............................     23
         SECTION 3.09.  Financial Statements; Undisclosed Liabilities......................     24
         SECTION 3.10.  Product Liability..................................................     24
         SECTION 3.11.  Business Contracts.................................................     24
         SECTION 3.12.  Real Property......................................................     26
         SECTION 3.14.  Insurance Coverage.................................................     29
         SECTION 3.15.  Employees..........................................................     29
         SECTION 3.16.  Employee Benefit Plans.............................................     31
         SECTION 3.17.  Labor Matters......................................................     34
         SECTION 3.18.  Environmental Matters..............................................     35
         SECTION 3.19.  Sufficiency of Assets; Personal Property...........................     37
         SECTION 3.20.  Guarantees.........................................................     37
         SECTION 3.21.  Notes and Accounts Receivable......................................     37
         SECTION 3.22.  Inventory..........................................................     38
         SECTION 3.23.  Affiliate Transactions.............................................     38
         SECTION 3.24.  Customers and Suppliers............................................     38
         SECTION 3.25.  Absence of Certain Changes.........................................     39
         SECTION 3.26.  Product Warranties, Defects and Liabilities........................     40
         SECTION 3.27.  Names and Locations................................................     40

                                       i

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         SECTION 3.28.  Bank Accounts......................................................     40
         SECTION 3.29.  Finders' Fees......................................................     41

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER........................................     41
         SECTION 4.01.  Corporate Existence and Power......................................     41
         SECTION 4.02.  Corporate Authorization............................................     41
         SECTION 4.03.  Governmental Authorization.........................................     41
         SECTION 4.04.  Noncontravention...................................................     41
         SECTION 4.05.  Required Consents..................................................     42
         SECTION 4.06.  Litigation.........................................................     42
         SECTION 4.07.  Financing..........................................................     42
         SECTION 4.08.  Finders' Fees......................................................     42

ARTICLE V  COVENANTS OF CAMBREX AND SELLERS................................................     42
         SECTION 5.01.  Conduct of the Rutherford Chemicals Business.......................     42
         SECTION 5.02.  Access to Information..............................................     44
         SECTION 5.03.  Notices of Certain Events..........................................     44
         SECTION 5.04.  Resignations.......................................................     44
         SECTION 5.05.  Affiliate Transactions.............................................     44
         SECTION 5.06.  Third Party Consents...............................................     44
         SECTION 5.07   Non-Compete and Confidentiality Agreements.........................     45
         SECTION 5.08.  Exclusivity........................................................     46
         SECTION 5.09.  Title Insurance and Surveys........................................     47
         SECTION 5.10.  CasChem Collective Bargaining Agreement............................     47
         SECTION 5.11.  Fulfillment of Obligations.........................................     47
         SECTION 5.12.  Payroll............................................................     48
         SECTION 5.13.  Renaissance ERP Software...........................................     48
         SECTION 5.14.  Confidentiality Agreements.........................................     48

ARTICLE VI  COVENANTS OF BUYER.............................................................     48
         SECTION 6.01.  Use of Names and Trademarks........................................     48
         SECTION 6.02.  Transfer of Environmental Licenses.................................     49
         SECTION 6.03.  Post-Closing Environmental Operating Costs.........................     49
         SECTION 6.04.  Other Post-Closing Environmental Matters...........................     49
         SECTION 6.05.  Fulfillment of Obligations.........................................     50
         SECTION 6.06.  Financing..........................................................     50

ARTICLE VII  COVENANTS OF BUYER AND SELLERS................................................     50
         SECTION 7.01.  Further Assurances; Post-Closing Access............................     50
         SECTION 7.02.  HSR Filing and Certain Other Filings...............................     51
         SECTION 7.03.  Public Announcements...............................................     52
         SECTION 7.04.  WARN Act...........................................................     52
         SECTION 7.05.  Transition Services................................................     52
         SECTION 7.06.  Supply Agreements..................................................     52
         SECTION 7.07.  Sellers' Retained Remediation Activities...........................     52
         SECTION 7.08.  Other Remediation Activities.......................................     56
         SECTION 7.09.  Bulk Sales Laws....................................................     58

                                       ii

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
         SECTION 7.10.  MACT Test..........................................................     58
         SECTION 7.11.  Apportionment of Remediation Costs.................................     59
         SECTION 7.12.  Third Party Recoveries.............................................     59

ARTICLE VIII  TAX MATTERS..................................................................     60
         SECTION 8.01.  Definitions........................................................     60
         SECTION 8.02.  Tax Representations................................................     61
         SECTION 8.03.  Purchase Price Allocation; Tax Covenants...........................     62
         SECTION 8.04.  Tax Sharing........................................................     64
         SECTION 8.05.  Cooperation on Tax Matters.........................................     64
         SECTION 8.06.  Indemnification by Sellers.........................................     65
         SECTION 8.07.  Survival...........................................................     66
         SECTION 8.08.  Exclusivity........................................................     66

ARTICLE IX  EMPLOYEE BENEFITS..............................................................     66
         SECTION 9.01.  Employees and Offers of Employment.................................     66
         SECTION 9.02.  Sellers Plans......................................................     68
         SECTION 9.03.  Bonuses............................................................     69
         SECTION 9.04.  Third Party Beneficiaries..........................................     69
         SECTION 9.05.  Medical Continuation Benefits......................................     69

ARTICLE X  CONDITIONS TO CLOSING...........................................................     70
         SECTION 10.01.  Conditions to Obligations of Buyer and Sellers....................     70
         SECTION 10.02.  Conditions to Obligation of Buyer.................................     70
         SECTION 10.03.  Conditions to Obligation of Sellers...............................     72

ARTICLE XI  SURVIVAL; NO OTHER REPRESENTATIONS.............................................     72
         SECTION 11.01.  Survival..........................................................     72
         SECTION 11.02.  No Other Representations..........................................     73
         SECTION 11.03.  Seller Disclosure Schedule........................................     73

ARTICLE XII  INDEMNIFICATION...............................................................     74
         SECTION 12.01.  Indemnification...................................................     74
         SECTION 12.03.  Calculation of Damages............................................     76
         SECTION 12.04.  Exclusive Remedy..................................................     77

ARTICLE XIII  TERMINATION..................................................................     77
         SECTION 13.01.  Grounds for Termination...........................................     77
         SECTION 13.02.  Effect of Termination.............................................     77

ARTICLE XIV  MISCELLANEOUS.................................................................     78
         SECTION 14.01.  Notices...........................................................     78
         SECTION 14.02.  Amendments and Waivers............................................     79
         SECTION 14.03.  Expenses..........................................................     79
         SECTION 14.04.  Successors and Assigns............................................     79
         SECTION 14.05.  Governing Law.....................................................     80
         SECTION 14.06.  Jurisdiction......................................................     80

                                      iii

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
         SECTION 14.07.  WAIVER OF JURY TRIAL..............................................     80
         SECTION 14.08.  Counterparts; Third Party Beneficiaries...........................     80
         SECTION 14.09.  Entire Agreement..................................................     80
         SECTION 14.10.  Captions..........................................................     80

                                     Annexes

Annex A         Assumed Liabilities
Annex B         Excluded Assets
Annex C         Excluded Liabilities
Annex D         Sellers' Knowledge
Annex E         Rutherford Products Catalog
Annex F         Purchased Assets
Annex G         Form of Supply Agreements
Annex H         Form of Transition Services Agreement
Annex I         Designated Areas and Designated Environmental Concerns

                -  Heico Map 1

                -  Heico Map 2

                -  Nepera Map

                -  Zeeland Map 1

                -  Zeeland Map 2

                -  Seal Sands Map

Annex J         Stamp Duty Agreement
Annex K         Subordinated Note

                                                                  EXECUTION COPY

                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

         The parties hereto previously entered into an Asset Purchase Agreement, dated as of August 7, 2003 (the "Existing Agreement"). Pursuant to Section 14.02 of the Existing Agreement, the undersigned wish to amend and restate the Existing Agreement in its entirety as set forth below. The parties to this Agreement agree that the Existing Agreement is hereby amended and restated in its entirety as follows:

         AMENDED AND RESTATED ASSET PURCHASE AGREEMENT dated as of October 17, 2003 (this "Agreement") among Rutherford Acquisition Corp., a Delaware corporation ("Buyer"), Cambrex Corporation, a Delaware corporation ("Cambrex"), Cambrex Limited, a company organized under the Laws of the United Kingdom ("Cambrex Limited"), CasChem, Inc., a Delaware corporation ("CasChem"), Nepera, Inc., a New York corporation ("Nepera"), Nepcam, Inc., a New York corporation ("Nepcam"), and Zeeland Chemicals, Inc., a Michigan corporation ("Zeeland" and, together with Cambrex Limited, CasChem, Nepera and Nepcam, the "Sellers", and each individually, a "Seller").

                              W I T N E S S E T H :

                  WHEREAS, Rutherford Chemicals, Inc., a Delaware corporation ("Rutherford"), is a wholly-owned Subsidiary of Cambrex;

                  WHEREAS, CasChem, a wholly-owned Subsidiary of Rutherford, owns and operates a manufacturing facility in Bayonne, New Jersey which manufactures refined castor oil, castor oil derivatives and related products (together with the real property owned by CasChem on which such facility is located, the "Bayonne Facility");

         WHEREAS, CasChem, through its Heico Chemicals, Inc. division, owns and operates a manufacturing facility in Delaware Water Gap, Pennsylvania which manufactures a variety of ASAs and high purity organic and inorganic salts (the "Heico Facility");

                  WHEREAS, Nepera, a wholly-owned Subsidiary of Rutherford, owns and operates a manufacturing facility in Harriman, New York which manufactures pyridine and derivatives and Vitamin B3 (together with the real property owned by Nepera on which such facility is located, the "Harriman Facility");

                  WHEREAS, Nepcam, a wholly-owned Subsidiary of Nepera which operates from the Harriman Facility, markets chromium picolinate, zinc picolinate and manganese picolinate, that is produced by Zeeland;

                  WHEREAS, Zeeland, a wholly-owned Subsidiary of Rutherford, owns and operates a manufacturing facility in Zeeland, Michigan which manufactures a range of advanced intermediates for the pharmaceutical, personal care and imaging industries (the "Zeeland Facility");

                  WHEREAS, Cambrex Limited, a Subsidiary of Cambrex, owns 100% of the capital stock of Seal Sands Chemicals Limited (company registration number 2864354), a company organized under the Laws of the United Kingdom (the "Acquired Subsidiary"), which owns and operates a manufacturing facility in Middlesbrough, United Kingdom which manufactures monomers and performance enhancers for the plastics and polymer markets (together with the real property owned by the Acquired Subsidiary on which such facility is located, the "Seal Sands Facility");

                  WHEREAS, the shares held by Cambrex Limited in the Acquired Subsidiary constitute a substantial shareholding in a trading company for the purposes of Schedule 7AC Taxation of Chargeable Gains Act 1992 and have been held by the Seller Group (as defined below) for the requisite 12 month period thereunder; and

                  WHEREAS, Buyer desires to acquire substantially all the assets (including the stock of the Acquired Subsidiary) and assume certain liabilities of the Rutherford Chemicals Business (as defined below) from Sellers, and Sellers desire to sell such assets and transfer such liabilities to Buyer, upon the terms and subject to the conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Definitions.

         (a) The following terms, as used herein, have the following meanings:

         "Acquired Subsidiary Shares" means all of the issued and outstanding shares of capital stock of the Acquired Subsidiary.

         "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "Applicable Period" means the period commencing on the Closing Date and ending on the tenth (10th) anniversary of the Closing Date.

         "Assumed Liabilities" means only the liabilities and obligations of the Designated Sellers set forth on Annex A to this Agreement.

        "Baseline Operating Conditions" means (i) the average rate of energy consumption (based on BTU/1,000 gallon waste water feed rate) achieved at the Harriman Facility during the Measurement Period and (ii) the frequency and extent of the maintenance activities in respect of the Harriman Incinerator during the Measurement Period.

         "Baseline Plant Capacity" means the ability to simultaneously operate the three major operations at the Harriman Facility at their existing capacities, which are: (i) the pyridine plant at 5,000 pounds per hour of acetaldehyde feed rate; (ii) the cyanopyridine plant at 1,400 pounds per hour of picoline feed rate in the case of 2-cyanopyridine and 1,900 pounds per hour of picoline feed rate in the case of 3-cyanopyridine; and (iii) the amide plant at production rate of 9.0 metric tons per day of amide.

         "Cash" means the aggregate amount of cash, marketable securities and other cash equivalents (less the amount of any uncashed checks issued by and plus the amount of any uncashed checks payable to the Acquired Subsidiary, provided that in no event shall such uncashed checks be treated as a reduction of accounts payable) on hand or in bank accounts or securities brokerage accounts or safety deposit or lockboxes of the Acquired Subsidiary.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

         "Change of Control" shall mean (i) any merger or other form of reorganization, recapitalization or consolidation involving Buyer with or into another corporation resulting in Affiliates of Arsenal Capital Management LP failing to own, directly or indirectly, 50% or more of the voting power of the resulting entity; or (ii) a sale of all or substantially all of the assets of Buyer (other than to a wholly-owned subsidiary of Buyer) in any transaction or series of related transactions; or (iii) the acquisition by any Person or "group" (as such term is defined in Rule 13d-4 under the Securities Exchange Act of 1934) of 50% or more of the voting power of Buyer (exclusive of any voting power held by affiliates of Arsenal Capital Management LP). Buyer agrees to deliver written notice to Cambrex not more than ten (10) days after the occurrence of any Change of Control.

         "Closing" means the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities under this Agreement.

         "Closing Date" means the date on which the Closing occurs.

         "Code" means the United States Internal Revenue Code of 1986, as amended, including the rules and regulations thereunder.

         "Contract" means any agreement, business arrangement, commitment, lease, license, mortgage, indenture, security agreement or other contract (written or oral).

         "Designated Areas" means the following locations set forth and clearly identified in Annex I to this Agreement (as such locations may be more precisely delineated by survey if mutually agreed by Sellers and Buyer, absent which agreement, Buyer reserves right to conduct such a survey at its own expense):

1. Heico Facility, Delaware Water Gap, Pennsylvania (see Annex I, Heico Maps 1 and 2):

(a) Sandfilter/Transfer Line/Leachfield formerly used at the site until the late 1980s in connection with the pretreatment of process water and runoff collected in storm drain sumps, which has been addressed by the Consent Order and Agreement between Heico Chemicals, Inc. and the Pennsylvania Department of Environmental Protection (formerly Pennsylvania Department of Environmental Resources), dated January 10, 1986; and

(b) Underground Fuel Line Area in and around the on-site underground fuel line (which previously leaked and has been remediated).

2.       Harriman Facility, Harriman, New York (See Annex I, Nepera Map):

(a) Area D (excluding any part of the SPDES lagoon primarily located in Area C), which includes, but is not limited to the Blind Lagoon, which was used to temporarily hold sprinkler water run-off from above ground storage tanks (to the extent not subject to Remediation by Sellers pursuant to Section 7.07); and

(b) Area B - located at the northeastern portion of the facility where calcium sulfate material was used as fill material, but only to the extent of the existing Parking Lot (to the extent not subject to Remediation by Sellers pursuant to Section 7.07).

3.       Zeeland Facility, Zeeland, Michigan (See Annex I, Zeeland Map 1):

(a) The seven closed and inactive lagoons, which includes the Burn Pit, and the closed Ketone Sludge Pond formerly used to store a variety of chemicals between the 1950s and 1970s.

         "Designated Environmental Concerns" means instances of contamination known as of the Closing Date at the locations set forth below and clearly identified in Annex I to this Agreement (as such locations may be more precisely delineated by survey if mutually agreed by Sellers and Buyer, absent which agreement, Buyer reserves right to conduct such a survey at its own expense):

1.       Harriman Facility, Harriman, New York (see Annex I, Nepera Map):

(a) Area A, including the ammonia and organic compounds identified beneath and near Building 13, known as the Building 13 seep and subject to the Building 13 seep Administrative Consent Order with the NYSDEC dated March 20, 2002 at the Harriman Facility to the extent not covered under the Nepera Consent Order;

(b) Area B, other than Designated Area (see Item 2(b), above), to the extent not subject to Remediation by Sellers pursuant to Section 7.07;

(c) Area E, to the extent not subject to Remediation by Sellers pursuant to
Section 7.07;

(d) Area H, to the extent not subject to Remediation by Sellers pursuant to
Section 7.07;

(e) Area I, to the extent not subject to Remediation by Sellers pursuant to
Section 7.07; and

(f) Area Z, to the extent not subject to Remediation by Sellers pursuant to
Section 7.07.

2.       Seal Sands Facility, Middlesbrough, England (see Annex I, Seal Sands
Map):

(a) Area L;

(b) Area M; and

(c) Two plumes of groundwater contaminated primarily with toluene on the northeast portion of the Seal Sands property and the neighboring Phillips Petroleum property as reported in the Land Condition Report for Seal Sands Chemicals Ltd, dated October 2002, included in the Seal Sand's Application for a Permit under Integrated Pollution Prevention and Control (IPPC) and as set forth in the ConocoPhillips Conceptual Site Model Re-Visited (November 2002).

3.       Zeeland Facility, Zeeland, Michigan (See Annex I, Zeeland Map 2):

(a) Area X;

(b) Area Y; and

(c) Area Z.

         "Deviation from Past Practices" means Buyer's operation and maintenance of the Rutherford Chemicals Business following the Closing in a manner materially outside of the ordinary course of business (including, without limitation, (i) failure to materially comply with Environmental Laws and Licenses, (ii) gross negligence or willful misconduct in the operation or maintenance of the Purchased Assets or (iii) material construction of new buildings, storage areas, structures and tanks, material digging or excavation (other than to the extent required for reasonable maintenance or repair), material renovation or expansion of existing structures, buildings, storage areas and tanks, and material demolition and removal of structures, foundations, footings, buildings and tanks; provided that any activity described in this clause (iii) shall not be deemed a Deviation from Past Practices to the extent the applicable activity occurs above ground); provided further that with respect to any of the Designated Areas, Deviation from Past Practices means the conduct of any activity materially different from the activities of the applicable Seller in connection with such Designated Area as of the date of this Agreement (other than to the extent required for reasonable maintenance or repair); provided, however, that Deviation from Past Practices shall not include any actions of Buyer taken in good faith to the extent such actions are required (x) pursuant to any applicable Law, or (y) in an emergency situation or to mitigate damages from the release of Hazardous Materials.

         "Dispute Period" means the period ending sixty (60) days following receipt by the Indemnifying Party of a notice for indemnification pursuant to
Section 12.02.

         "Employee Plan" means each employment, severance, retention, consulting or similar Contract, plan, arrangement or policy and each other plan or arrangement providing for compensation, bonuses, profit-sharing, stock purchase, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage, health, medical or dental benefits, employee assistance program, disability benefits, death benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA, (i) which is maintained, administered or contributed to by any of Sellers or their respective ERISA Affiliates and covers any current or former Business Employee or (ii) under which any of Sellers or their respective ERISA Affiliates has any liability with respect to any current or former Business Employee, but shall not include any U.K. Plan.

         "Environmental Law" means any Law or Order (including, without limitation, CERCLA) relating to pollution, worker or public health or safety or the regulation or protection of the environment, including without limitation, those relating to the disposal, discharge, release or threatened release of toxic or hazardous substances, materials or wastes or otherwise relating to the manufacture, generation, treatment, storage, disposal, transport or handling of toxic or hazardous substances, materials or wastes.

         "Environmental Liabilities" means any and all costs, losses, damages, demands, claims, fines, penalties, assessments, expenses, obligations and liabilities arising in connection with or in any way relating to any of the Sellers, or their predecessors or Affiliates, the Rutherford Chemicals Business, the Purchased Assets or any activities or operations occurring or conducted at or in connection with the ownership or operation of the Rutherford Chemicals Business or the Purchased Assets or any other real property or facility now or previously owned, leased or operated by any of the Sellers or their predecessors or Affiliates, in each case, which arise under, are necessary to achieve or maintain compliance with, or relate to a violation of or liability or obligation under any Environmental Law, whether (x) occurring prior to, on or after the Closing Date and (y) whether accrued, contingent, absolute, determined, determinable, disclosed or undisclosed or otherwise.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

         "Excluded Assets" means the assets set forth on Annex B to this Agreement.

         "Excluded Liabilities" means all obligations and liabilities of Sellers and their Affiliates (other than the Assumed Liabilities), including without limitation, those set forth on Annex C to this Agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official, agency or other instrumentality exercising governmental or regulatory authority of the United States, any foreign country or any domestic or foreign state, province, county, city, municipality or other political subdivision or any quasi-governmental or regulatory body exercising authority thereunder.

         "HAPHWC Rule" means the NESHAP: Final Standards for Hazardous Air Pollutants for Hazardous Waste Combustors, promulgated by U.S. Environmental Protection Agency at 64 Fed. Reg. 52828 (September 30, 1999), as withdrawn, amended, stayed, superceded, corrected or revised, including without limitation by the following: the Interim Standards Rule, dated February 13, 2002, the Summary of Final Amendments Rule, dated February 14, 2002, and the

Technical Corrections, dated December 19, 2002, all as of the date of the MACT Test.

         "Hazardous Material" means (A) any petroleum or petroleum products, explosives, radioactive materials, asbestos in any form or condition, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls
(PCBs); and (B) any chemicals, wastes or other materials which are included in the definition of or regulated as "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" means, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than accounts payable, advance billings and accrued expenses incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse, but excluding the endorsement of checks or other negotiable instruments for deposit or collection), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets, (viii) any outstanding letter of credit, sight draft, performance bond or similar surety obligation; provided that for purposes of the calculation set forth in Section 2.09, any such obligation shall only be considered Indebtedness to the extent such obligation has actually been drawn (or circumstances exist which entitle the beneficiary to draw on) at or prior to the Closing Date and (ix) any interest, principal, prepayment penalty, fees or expenses to the extent paid, due or owing in respect of those items listed in clauses (i) through (vii) of this defined term.

         "Information Memorandum" means the confidential information memorandum, dated February 2003, relating to the sale of the Rutherford Chemicals Business that was delivered by Cambrex to Buyer prior to negotiation of this Agreement.

         "Intellectual Property Rights" means all United States and foreign patents and patent applications (including any divisions, continuations, continuations in part, reissues, reexaminations and exclusions thereof), proprietary software programs and proprietary information technology, trademarks, data, databases, service marks, trade names, brand names, domain names, logos, any registrations and applications for registration and any goodwill associated with any of the foregoing, copyrights and any registrations and applications therefor, and any other proprietary rights, including, without limitation, know-how, inventions, whether patentable or reduced to practice, discoveries and improvements, shop rights, processes, methods and formulae, trade secrets, product drawings, specifications, designs, formulations, supplier and customer lists, marketing and other technical information; provided that "Intellectual Property Rights" do not include the Third Party Software.

         "Inventory" means all items of inventory, including, without limitation, raw materials, work-in-process, finished goods and samples owned by any Seller or the Acquired Subsidiary and held for use or sale in connection with the Rutherford Chemicals Business.

         "IRR" means the internal rate of return on the investment in Buyer by Affiliates of Arsenal Capital Management, LP, as such internal rate of return is reported in writing to the limited partners of the funds managed by Arsenal Capital Management, LP.

         "knowledge of Sellers," "Sellers' knowledge" or any other similar knowledge qualification in this Agreement means the actual knowledge after reasonable inquiry of the individuals set forth on Annex D to this Agreement.

         "Laws" means all laws (including common law), statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, province, county, city, municipality or other political subdivision or of any Governmental or Regulatory Authority.

         "Legal Compliance Proceeding" means any litigation proceeding or investigation brought by a Governmental or Regulatory Authority to enforce compliance with Laws.

         "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any nature in respect of such property or asset.

         "Material Adverse Effect" means a material adverse effect on the business, assets, operations or financial condition of the Rutherford Chemicals Business taken as a whole.

         "Measurement Period" means the twelve (12) month period immediately preceding the Closing.

         "Microsoft Licenses" means the software licenses set forth in Section 3.13(b) of the Seller Disclosure Schedule under the caption "Microsoft Licenses".

         "Nepera Consent Order" means the Consent Decree Between State of New York and Estate of William S. Lasdon, Nepera, Inc., and Warner-Lambert Company, and the Order of Dismissal, entered on May 5, 1998, in New York v. Estate of William S. Lasdon, et al. (98 Civ. 3165 S.D.N.Y.)

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental or political subdivision or a Governmental or Regulatory Authority.

         "Plans" means the Employee Plans together with U.K. Plans.

         "Platform Products" means any products included in the following product platforms: pyridine and its derivatives, castor oil and its derivatives, sebacic acid and its derivatives, sulfones and alkenyl succinic anhydrides, but not including (i) any products sold in commercial quantities by Cambrex and its present Subsidiaries on the date of this Agreement (other than Products) and
(ii) 4-substituted pyridines manufactured using pyridine N-oxide intermediates.

         "Products" means the products of the Rutherford Chemicals Business set forth in the Rutherford Chemicals product catalog attached as Annex E to this Agreement (other than 2-Chloro-3-Hydroxypyridine and 3-Amino-4-Hydroxypyridine).

         "Purchased Assets" means all assets, properties, rights and interests of every kind and nature owned or leased by Sellers and primarily related to or used in the Rutherford Chemicals Business including, without limitation, the assets set forth on Annex F to this Agreement, but excluding the Excluded Assets.

         "Remediation" means any and all investigation, delineation, cleanup, removal, capping, remediation, corrective action, monitoring or other treatment to address Environmental Liabilities related to any non-compliance with Environmental Laws (as such Laws are in effect on or prior to the Closing Date) or the release, threatened release or presence of Hazardous Materials.

         "Remediation Commencement Date" means, with respect to any Other Remediation Activity, the date on which a Governmental or Regulatory Authority orders Buyer to commence Remediation with respect to such Other Remediation Activity or, in the case of any Other Remediation Activity that is commenced by Buyer without such an order from a Governmental or Regulatory Authority, the first date on which Buyer undertakes substantial steps towards commencing Remediation with respect to such Other Remediation Activity. The parties acknowledge and agree that nothing contained herein shall restrict Buyer from commencing Remediation absent an order from a Governmental or Regulatory Authority.

         "Remediation Costs" means any and all administrative, legal, investigative, remedial, corrective and other costs, expenses and fees arising from or incurred in connection with any Remediation.

         "Representatives" means, with respect to any specified Person, its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives.

         "Required MACT Plans" means the following plans required by the HAPHWC
Rule: the Feedstream Analysis Plan; the Startup, Shutdown and Malfunction Plan; the Operating and Maintenance Plan; the Automatic Waste Feed Cut-Off Plan; and the Operator Training and Certification Plan.

         "Rutherford Chemicals Business" means the business of manufacturing, selling and distributing the Products as currently conducted by Sellers and the Acquired Subsidiary.

         "Seller Disclosure Schedule" means the record delivered to Buyer by Cambrex herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Cambrex pursuant to this Agreement.

         "Seller Names" means "Cambrex" and any and all derivations thereof that could reasonably be expected to be confused therewith.

         "Subsidiary" means any Person in which Cambrex, directly or indirectly, beneficially owns more than fifty percent (50%) of either the equity interests in or voting control of such Person.

         "Supply Agreements" means the agreements to be entered into by Buyer and Cambrex or one of its Affiliates substantially in the form of Annex G to this Agreement.

         "Target Plant Capacity" means the ability to simultaneously operate the three major operations at the Harriman Facility at their existing capacities, which are: (i) the pyridine plant at 5,250 pounds per hour of acetaldehyde feed rate; (ii) the cyanopyridine plant at 1,400 pounds per hour of picoline feed rate in the case of 2-cyanopyridine and 1,900 pounds per hour of picoline feed rate in the case of 3-cyanopyridine; and (iii) the amide plant at production rate of 9.6 metric tons per day of amide.

          "Third Party Software" means the third party software rights or licenses to third party software, other than the Microsoft Licenses, set forth in Section 3.19 of the Seller Disclosure Schedule.

         "Title V Permit" means the permit to be issued to the owner of the Harriman Facility under Title V of the Clean Air Act allowing the operation of the Harriman Incinerator.

         "Transition Services Agreement" means the agreement to be entered into by Cambrex or one of its Affiliates and Buyer substantially in the form of Annex H to this Agreement.

         "U.K. Pension Scheme" means the Seal Sands Chemicals Pension and Life Assurance Plan.

         "U.K. Plan" means the U.K. Pension Scheme, and each other plan or arrangement providing for bonuses, profit-sharing, stock purchase, stock option or other equity-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage, health, medical or dental benefits, employee assistance program, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits, in each case which is maintained or contributed to, primarily for the benefit of any Business Employees engaged in the conduct or operation of the Rutherford Chemicals Business in the United Kingdom or with respect to which the Acquired Subsidiary has any liability.

         "Working Capital Assets" means the accounts receivable, Inventory and other current assets (which shall include, among other items, prepaid expenses but shall not include cash, Tax refunds and similar benefits relating to Taxes) of Sellers and the Acquired Subsidiary, calculated in accordance with United States GAAP.

         "Working Capital Liabilities" means the accounts payable, advance billings and accrued expenses (which shall not include liabilities for Taxes) of Sellers and the Acquired Subsidiary calculated in accordance with United States GAAP.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

            Term                                                  Section
            ----                                                  -------
Acquired Business                                                5.07(b)
Acquired Subsidiary                                              Preamble
Acquired Subsidiary Tax Returns                                    8.01
Additional Payment                                                 2.06
Agreement                                                        Preamble
Applicable Period                                                7.08(b)
Approval Notice                                                  2.08(d)
Audited Financial Statements                                       2.11
Average Sales                                                    5.07(b)
Bayonne Facility                                                 Preamble
BAS                                                                3.29
Business Employees                                               3.15(a)
Business Intellectual Property Rights                            3.13(a)
Business Threshold                                               5.07(b)
Buyer                                                            Preamble
Buyer Indemnified Party                                          12.01(a)
Cambrex                                                          Preamble
Cambrex Limited                                                  Preamble
CasChem                                                          Preamble
CasChem Collective Bargaining Agreement                            5.10
Cash Amount                                                      2.09(a)
Closing Date Working Capital Amount                              2.08(c)
Closing Payment                                                    2.06
Collective Bargaining Agreement                                  3.17(a)
Company EBITDA                                                     2.11
Competing Business                                               5.07(b)
Competing Products                                               5.07(a)
Continuation Period                                              9.01(b)
CPT                                                              7.10(a)
Damages                                                          12.01(a)
Debt Amount                                                      2.09(a)
Designated Sellers                                               Annex A
Dispute Notice                                                   2.08(d)
DOC                                                              7.10(a)

            Term                                                  Section
            ----                                                  -------
EBITDA Statement                                                   2.11
EBITDA Target                                                      2.11
Estimated Working Capital Amount                                 2.08(a)
Estimated Working Capital Schedule                               2.08(a)
Excluded Property                                                Annex B
Financing Agreement                                                2.11
First Calculation Period                                           2.11
Group                                                              5.08
Harriman Facility                                                Preamble
Harriman Incinerator                                             7.10(a)
Heico Facility                                                   Preamble
Health Insurance Termination Date                                  9.05
ICTA 1988                                                        3.16(e)
Indemnified Party                                                12.02(a)
Indemnifying Party                                               12.02(a)
Independent Accountant                                           2.08(d)
Independent Accountant Determination                             2.08(d)
Industrial Cleanup Standards                                     7.07(d)
IPPC                                                               6.03
ISRA                                                             7.07(c)
Lasons Receivable                                                Annex B
Latest Balance Sheet                                             3.09(a)
Loss                                                             8.06(a)
MACT                                                             7.10(a)
MACT Costs                                                       7.10(c)
MACT Test                                                        7.10(a)
Marked Assets                                                    6.03(a)
Marked Instrumentalities                                         6.03(a)
Maximum Amount                                                     2.11
Nepcam                                                           Preamble
Nepera                                                           Preamble
Net Cash Adjustment Period                                       2.09(b)
Net Cash Approval Notice                                         2.09(b)
Net Cash Determination                                           2.09(b)
Net Cash Dispute Notice                                          2.09(b)
Net Cash Resolution Period                                       2.09(a)
Net Cash Schedule                                                2.09(a)
NJDEP                                                           7.07(c)(i)
NOC                                                              7.10(a)
NYDEC                                                            7.07(b)
Other Business Employees                                         3.15(a)
Other Remediation Activities                                     7.08(a)
Permitted Liens                                                  3.12(b)
Pre-Closing Tax Period                                             8.01

            Term                                                  Section
            ----                                                  -------
Principal Management                                             7.08(f)
Purchase Price                                                     2.06
Real Property                                                      3.12
Remediation                                                      7.07(a)
Remediation Agreement                                           7.07(c)(i)
Remediation Material                                             7.07(e)
Required Consents                                                  3.05
Resolution Period                                                2.08(d)
Retained Remediation Activities                                  7.07(a)
Rutherford                                                       Preamble
Seal Sands Facility                                              Preamble
Second Calculation Period                                          2.11
Seller                                                           Preamble
Seller Group                                                       8.01
Seller Indemnified Party                                         12.01(b)
Sellers                                                          Preamble
Software                                                           5.13
Software License                                                   5.13
Surveys                                                          10.02(e)
Target                                                           2.08(a)
Tax                                                                8.01
Tax Asset                                                          8.01
Tax Return                                                         8.01
Tax Sharing Agreement                                              8.01
Third Party Claim                                                12.02(a)
Title Commitments                                                10.02(d)
Title Company                                                    10.02(d)
Title Policies                                                   10.02(d)
Third Calculation Period                                           2.11
Transferred Employees                                              9.01
TSCA                                                             3.18(f)
U.S. Business Employees                                            3.15
WARN Act                                                           7.04
Working Capital Amount Due                                       2.08(c)
Working Capital Schedule                                         2.08(c)
Zeeland                                                          Preamble
Zeeland Facility                                                 Preamble

                                   ARTICLE II

                                PURCHASE AND SALE

         SECTION 2.01. Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, Buyer shall purchase, accept and acquire from Sellers, and Cambrex shall cause Sellers to, and Sellers shall, sell, convey, transfer, assign and deliver, or cause to be sold, conveyed, transferred, assigned and delivered, to Buyer at the Closing, free and clear of all Liens, other than Permitted Liens, all of Sellers' right, title and interest in, to and under the Purchased Assets.

         SECTION 2.02. Excluded Assets. Buyer expressly understands and agrees that the Excluded Assets shall be excluded from the Purchased Assets and ownership thereof shall be retained by the respective Sellers.

         SECTION 2.03. Assumed Liabilities. Upon the terms and subject to the conditions of this Agreement, Buyer shall, effective at the time of the Closing, assume and be fully responsible for the Assumed Liabilities. Buyer shall not assume or in any way become liable for any of the Sellers' or any other Person's debts, liabilities or obligations of any nature whatsoever other than the Assumed Liabilities.

         SECTION 2.04. Excluded Liabilities. Sellers expressly understand and agree that the Excluded Liabilities shall be excluded from the Assumed Liabilities, and Cambrex shall cause Sellers to be, and Sellers shall be, fully responsible for the Excluded Liabilities subject to the terms of this Agreement.

         SECTION 2.05. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or violation of the terms of any Contract to which any Seller is a party or in any way adversely affect the rights of Buyer or Sellers with respect to such Purchased Asset or right thereunder. If such consent is not obtained, Sellers and Buyer will cooperate in a commercially reasonable arrangement to obtain such consent; provided, however, that Buyer shall not be required to pay or incur any cost or expense to obtain any third party consent or approval other than de minimis administrative costs associated with obtaining such consent. If any such third party consent or approval is not obtained before the Closing, Sellers shall cooperate with Buyer in any reasonable arrangement designed by Buyer to provide for Buyer after the Closing the benefits intended to be assigned to Buyer under the applicable Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Sellers against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

         SECTION 2.06. Purchase Price. The aggregate purchase price for the Purchased Assets (including the Acquired Subsidiary Shares) is up to $65,000,000 (as adjusted and determined pursuant to Sections 2.08, 2.09, 2.10 and 2.11 below, the "Purchase Price"). The Purchase Price shall be paid as follows:

                  (i) $55,000,000 shall be paid in cash at the Closing (the "Closing Payment"), subject to adjustment after the Closing as provided in Sections 2.08, 2.09 and 2.10 below.

                  (ii) $2,000,000 shall be paid by delivery of a junior subordinated note (the "Subordinated Note") in the form attached as Annex K hereto.

                  (iii) Up to $8,000,000 shall be paid as additional payments (collectively, "Additional Payments" and each, an "Additional Payment"), the timing and amounts of which shall be determined as provided in Section 2.11 below.

         SECTION 2.07. Closing. The Closing shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005, as soon as possible, but in no event later than two (2) business days, after satisfaction of the conditions to Closing set forth in Section 10.01, or at such other time or place as Buyer and Cambrex may agree. At the
Closing:

                  (i) Buyer shall deliver the Closing Payment, in immediately available United States funds by wire transfer to an account or accounts designated by Cambrex, by notice to Buyer, not later than two (2) business days prior to the Closing Date.

                  (ii) Buyer shall deliver the Subordinated Note, duly executed.

                  (ii) Cambrex shall cause to be delivered to Buyer duly executed transfers in respect of the Acquired Subsidiary Shares in favor of Buyer or such person as Buyer may nominate and share certificates for the Acquired Subsidiary Shares with all necessary stamps affixed thereto.

                  (iii) Sellers and Buyer shall enter into such assignment and assumption agreements, including without limitation, deeds in proper statutory form for recording and conveying title to the Real Property and assignment documents related to applications and registrations contained in the Business Intellectual Property, purchase agreements, bills of sale, endorsements, consents and other good and sufficient instruments of conveyance and assignment and shall make all appropriate filings as the parties and their respective counsel shall deem reasonably necessary for Buyer to acquire all right, title and interest in, to and under the Purchased Assets and to assume all of the Assumed Liabilities.

                  (iv) Cambrex and Buyer (or their respective Affiliates) will execute and deliver the Transition Services Agreement and the Supply Agreements.

         SECTION 2.08. Working Capital Adjustment. (a) Within thirty (30) days following the Closing Date, Buyer and its Representatives shall conduct a physical count of the Inventory as of the close of business on the Closing Date. Cambrex and its Representatives shall be entitled to observe such physical count of the Inventory. The results of the physical count of the Inventory shall be used to prepare the Working Capital Schedule (defined below).

         (b) As soon as practicable, but in no event more than ninety (90) days following the Closing Date, Buyer shall deliver to Cambrex a schedule (the "Working Capital Schedule") setting forth its calculation of (i) the Working Capital Assets and the Working Capital Liabilities as of the Closing Date and the amount by which such Working Capital Assets exceeds such Working Capital Liabilities (the "Closing Date Working Capital Amount") and (ii) the amount, if any, by which the Purchase Price should be adjusted, either (x) upward by the amount and to the extent that the Closing Date Working Capital Amount is greater than $42,765,000 (the "Target") or (y) downward by the amount and to the extent that the Closing Date Working Capital Amount is less than the Target; provided that the Purchase Price shall not be adjusted, upward or downward, if the Closing Date Working Capital Amount is equal to or greater than $42,515,000 but less than or equal to $43,015,000 (such adjustment being the "Working Capital Amount Due").

         (c) Cambrex may notify Buyer in writing within thirty (30) days following delivery of the Working Capital Schedule (the "Adjustment Period") that Cambrex (i) agrees with the Working Capital Schedule (an "Approval Notice") or (ii) disagrees with the Working Capital Schedule, identifying with specificity the items with which Cambrex disagrees and the amount involved and Cambrex's good faith estimate of the Closing Date Working Capital Amount (a "Dispute Notice"). Any items not specifically identified in the Dispute Notice shall be deemed accepted by Sellers. Upon receipt by Buyer of a Dispute Notice, Buyer and Buyer's accountants, on the one hand, and Cambrex and Cambrex's accountants, on the other hand, will use good faith efforts during the thirty
(30) day period following the date of receipt of a Dispute Notice (the "Resolution Period") to resolve any differences they may have as to the calculations of the Closing Date Working Capital Amount as identified in the Dispute Notice. Cambrex may request, and Buyer shall provide, reasonable access during normal business hours to the information and data used to calculate the Closing Date Working Capital Amount. If Cambrex and Buyer cannot reach written agreement during the Resolution Period, within ten (10) business days thereafter, their disagreements, limited to only those issues specified in the Dispute Notice still in dispute, may be submitted by either party to an independent, nationally-recognized United States public accounting firm jointly selected by Buyer's accountants and Cambrex's accountants (the "Independent Accountant"), which firm shall conduct such additional review as is necessary to resolve the specific disagreements referred to it. Based upon such review, the Independent Accountant shall determine the Closing Date Working Capital Amount (the "Independent Accountant Determination"). Such determination shall be completed as promptly as practicable but in no event later than thirty (30) days following the selection of the Independent Accountant and shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, Buyer and Cambrex for purposes of this Section 2.08.

         (d) The fees and expenses of the Independent Accountant shall be borne by Buyer and Cambrex in the inverse proportion as they may prevail on matters resolved by the Independent Accountant, which proportionate allocations shall also be determined by the Independent Accountant at the time the determination of the Independent Accountant is rendered on the merits of the matters submitted.

         (e) Within five (5) business days after the earlier of (i) the receipt by Buyer of an Approval Notice, (ii) the expiration of the Adjustment Period if Buyer has not received an Approval Notice or a Dispute Notice within such period, (iii) the expiration of the Resolution

Period if Buyer and Cambrex have resolved all differences regarding the Working Capital Schedule within such period and (iv) the receipt of the Independent Accountant Determination, Buyer or Cambrex, as applicable, shall pay to the other any Working Capital Amount Due, as agreed or determined, by wire transfer of immediately available funds without set-off or deduction of any kind. The amount of any such payment shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

         SECTION 2.09. Cash/Debt Adjustment. (a) Prior to the Closing, Sellers shall cause the Acquired Subsidiary to (i) to the extent reasonably practicable, distribute all of its cash to one or more of the Sellers and (ii) repay all of its Indebtedness. Within thirty (30) days following the Closing Date, Buyer shall deliver to Cambrex a schedule (the "Net Cash Schedule") setting forth (i) the amount of Cash (the "Cash Amount") and the amount of Indebtedness (the "Debt Amount") of the Acquired Subsidiary as of the Closing Date and (ii) the amount by which the Purchase Price should be adjusted, on a dollar-for-dollar basis, either (x) upward if and to the extent that the Cash Amount exceeds the Debt Amount or (y) downward if and to the extent that the Debt Amount exceeds the Cash Amount; provided, however, that the Cash Amount shall not include any Cash that the Acquired Subsidiary is prohibited contractually or by Law from distributing to Cambrex or any of its Affiliates on the Closing Date either in the form of a dividend, as a prepayment of a loan or otherwise. Cambrex and Buyer shall cooperate fully in order to determine the Cash Amount and the Debt Amount.

         (b) Cambrex may notify Buyer in writing within ten (10) business days following delivery of the Net Cash Schedule (the "Net Cash Adjustment Period") that Cambrex (i) agrees with the Net Cash Schedule (a "Net Cash Approval Notice") or (ii) disagrees with the Net Cash Schedule, identifying with specificity the items with which Cambrex disagrees and the amount involved and Cambrex's good faith estimate of the Cash Amount and the Debt Amount (a "Net Cash Dispute Notice"). Any items not specifically identified in the Net Cash Dispute Notice shall be deemed accepted by Cambrex. Upon receipt by Buyer of a Net Cash Dispute Notice, Cambrex and Cambrex's accountants, on the one hand, and Buyer and Buyer's accountants, on the other hand, will use good faith efforts during the thirty (30) day period following the date of receipt of a Net Cash Dispute Notice (the "Net Cash Resolution Period") to resolve any differences they may have as to the calculations of the Cash Amount and the Debt Amount as identified in the Net Cash Dispute Notice. Cambrex may request, and Buyer shall provide, reasonable access during normal business hours to the information and data used to calculate the Cash Amount and the Debt Amount. If Cambrex and Buyer cannot reach written agreement during the Resolution Period, within ten (10) business days thereafter, their disagreements, limited to only those issues specified in the Net Cash Dispute Notice still in dispute, may be submitted by either party to an Independent Accountant, which firm shall conduct such additional review as is necessary to resolve the specific disagreements referred to it. Based upon such review, the Independent Accountant shall determine the Cash Amount and the Debt Amount (the "Net Cash Determination"). Such determination shall be completed as promptly as practicable but in no event later than thirty (30) days following the selection of the Independent

Accountant and shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, Buyer and Cambrex for purposes of this
Section 2.09.

         (c) The fees and expenses of the Independent Accountant shall be borne by Buyer and Cambrex in the inverse proportion as they may prevail on matters resolved by the Independent Accountant, which proportionate allocations shall also be determined by the Independent Accountant at the time the determination of the Independent Accountant is rendered on the merits of the matters submitted.

         (d) Within five (5) business days after the earlier of (i) the receipt by Buyer of an Approval Notice, (ii) the expiration of the Net Cash Adjustment Period if Buyer has not received a Net Cash Approval Notice or a Net Cash Dispute Notice within such period, (iii) the expiration of the Net Cash Resolution Period if Buyer and Cambrex have resolved all differences regarding the Net Cash Schedule within such period and (iv) the receipt of the Net Cash Determination, Buyer or Cambrex, as applicable, shall pay to the other any Cash Amount or Debt Amount due, as agreed or determined, by wire transfer of immediately available funds without set-off or deduction of any kind. The amount of any such payment shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the Prime Rate as published in The Wall Street Journal, Eastern Edition in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

         SECTION 2.10. Prorations. To the extent not reflected in the Working Capital Schedule, the following prorations relating to the Purchased Assets and the ownership and operation of the Rutherford Chemicals Business will be made, with Sellers liable to the extent such items relate to any time period prior to and including the Closing Date and Buyer liable to the extent such items relate to periods subsequent to the Closing Date:

         (a)      Real estate Taxes on or with respect to the Purchased Assets.

         (b) Rents, additional rents, Taxes and other items payable by or to, if applicable, any Seller under any leases relating to the Real Property.

         (c) Taxes and charges for sewer, water, telephone, electricity and other utilities relating to the Real Property.

Except as otherwise agreed by the parties, the net amount of all such prorations will be settled and paid upon settlement by the parties of the Working Capital Amount Due in accordance with Section 2.08 or, if it is determined that no such amount is due, within five (5) business days after the date of such determination.

         SECTION 2.11. Additional Payments

         (a)      (i)      If for any of the years ending on December 31, 2004
(the "First Calculation Period"), December 31, 2005 (the "Second Calculation Period") and December 31, 2006 (the "Third Calculation Period" and each, a "Calculation Period"), respectively, the Company EBITDA (as defined below) is in excess of $14,000,000 (the "EBITDA Target"), then

Buyer shall pay to Cambrex an Additional Payment equal to one-half of the amount by which the Company EBITDA for the applicable Calculation Period exceeds the EBITDA Target, provided that the Additional Payment for any Calculation Period shall in no event exceed the maximum amount (for each period, the "Maximum Amount") set forth immediately below:

    Calculation Period:                                    Maximum Amount:
    ------------------                                     --------------
First Calculation Period                                     $2,000,000
Second Calculation Period                                    $2,500,000
Third Calculation Period                                     $3,500,000

                  (ii) To the extent the Additional Payment made in connection with the First Calculation Period is less than the Maximum Amount for such period, the Maximum Amount for the Second Calculation Period shall be increased by an amount equal to such shortfall. Likewise, to the extent the Additional Payment made in connection with the Second Calculation Period is less than the Maximum Amount for such period (as adjusted to take into account any shortfall in connection with the First Calculation Period), the Maximum Amount for the Third Calculation Period shall be increased by such shortfall. No Additional Payment shall become due or owing after the Third Calculation Period, and the maximum aggregate amount of all Additional Payments (including any payment pursuant to Section 2.11(d) below) shall not exceed $8,000,000.

                  (iii) Each Additional Payment shall be deemed to comprise principal and interest on such principal, at the lowest rate necessary to avoid the imposition of imputed interest on the Additional Payments under the Code.

                  (iv) If during the Calculation Periods, Buyer sells assets or a business division that, individually or in the aggregate when taken together with all such prior sales, contributed $500,000 or more to Buyer's earnings before interest, taxes, depreciation and amortization during the 12 months immediately prior to such sale or sales, the EBITDA Target shall be reduced, as reasonably determined by the board of directors of Buyer, to reflect the contribution to earnings before interest, taxes, depreciation and amortization of the division or assets sold, as such amounts are determined in accordance with GAAP consistently applied; provided that once the $500,000 aggregate threshold has been reached, the EBITDA Target will only be further reduced upon the occurrence of individual sales of assets or a business division that contributed at least $100,000 to such earnings during the immediately preceding 12-month period.

         (b) "Company EBITDA" for each Calculation Period shall mean the earnings of Buyer from the continuing operations of the Rutherford Chemicals Business, before any adjustments for interest, taxes, depreciation or amortization and shall be determined as set forth in Section 2.11(c) below. Buyer agrees that in no event will Company EBITDA take into account fees payable to Arsenal Capital Management LP and its Affiliates that are in excess of the fees permitted under the agreement executed in connection with the senior financing for the transactions contemplated hereunder (as such agreement may be amended from time to time, the "Financing Agreement"). As of the date hereof, the Financing Agreement permits management fees to be paid to Arsenal Capital Management LP in an amount not to exceed $350,000 per annum.

         (c) Within 120 days following the end of each Calculation Period, Buyer shall prepare and deliver to Cambrex (i) audited financial statements of Buyer prepared in accordance with GAAP on a consistent basis over the Calculation Periods, accompanied by an audit opinion (which shall be unqualified as the scope of the audit) from KPMG LLP (or such other nationally recognized firm of independent public accountants as shall be selected by Buyer) (the "Audited Financial Statements"), which Audited Financial Statements shall be in the same form and delivered at the same time as the audited financial statements of Buyer delivered to Buyer's lenders, (ii) a statement setting forth in reasonable detail Buyer's calculation of the Company EBITDA (the "EBITDA Statement") for such period, prepared and based solely upon the Audited Financial Statements for the applicable Calculation Period, together with a certificate of such independent accountants as to the accuracy of such calculation and (iii) a statement setting forth the amount, if any, of the applicable Additional Payment to be made to Cambrex. Within five (5) days following the receipt by Cambrex of the documents described in clauses (i)-(iii) above (unless prohibited by Buyer's lenders under the Financing Agreement, in which case such payment will be made at such later date as first may be permitted by Buyer's lenders), Buyer shall pay to Cambrex the amount of the applicable Additional Payment by wire transfer of immediately available funds, to an account designated by Cambrex.

         (d) Upon the occurrence of a Change of Control prior to the end of the Third Calculation Period, Buyer agrees to make a lump sum payment in cash to Cambrex in satisfaction of Buyer's obligations under this Section 2.11 as follows:

                  (i) If after giving effect to the transactions constituting such Change of Control, and after giving effect to all Additional Payments made under this Section 2.11 (including, without limitation, under this clause (d)), the equity investment in Buyer results in an IRR of greater than thirty percent (30%) but less than forty percent (40%) per annum, Buyer shall pay to Cambrex an amount equal to $6,000,000 minus the amount of all Additional Payments made to Cambrex prior to the Change of Control.

                  (ii) If after giving effect to the transactions constituting such Change of Control, and after giving effect to all Additional Payments made under this Section 2.11 (including, without limitation, under this clause (d)), the equity investment in Buyer results in an IRR of greater than forty percent (40%) per annum, Buyer shall pay to Cambrex an amount equal to $8,000,000 minus the amount of all Additional Payments made to Cambrex prior to the Change of Control.

         (e) In the event Buyer's lenders prohibit the funding of any Additional Payment or portion thereof that is otherwise determined under Section 2.11(a)-(d) to be due and owing,

Buyer agrees that no distributions will be made on its equity securities from the time of such prohibition until all Additional Payments due and owing to Cambrex have been paid in full. In the event of any such prohibition by Buyer's lenders, Buyer shall use commercially reasonable efforts to deliver to Cambrex a letter from such lender indicating that the payment of an Additional Payment has been prohibited and setting forth in reasonable detail the basis for such prohibition. Buyer represents that the Financing Agreement will not, in the absence of certain defaults specified thereunder, prohibit the making of Additional Payments under this Section 2.11.

         (f) Access to Work Papers. Buyer shall use commercially reasonable efforts to cause its accountants to provide Cambrex with access to the audit work papers prepared in connection with the annual audits delivered to Cambrex under Section 2.11(c) above, upon execution by Cambrex of satisfactory releases in favor of such accountants.

         (g) Right of Setoff. Buyer shall have the option of setting off all or any portion of any Additional Payment owing hereunder against any amount that Cambrex has been finally determined to owe to Buyer under this Agreement, by notifying Cambrex that Buyer is reducing the amount of an Additional Payment by such amount owed to Buyer.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CAMBREX

         Cambrex represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date of this Agreement, including all information referenced in and set forth in the Seller Disclosure Schedule. Buyer and Cambrex agree that for purposes of this Agreement, the sole representations and warranties of Cambrex and Sellers made to Buyer with respect to Environmental Liabilities shall be set forth in Section 3.18.

         SECTION 3.01. Corporate Existence and Power. Cambrex and each of the Sellers is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all corporate powers and all material Licenses required to carry on its business as now conducted. Section 3.01 of the Seller Disclosure Schedule sets forth the jurisdiction of incorporation of each of the Sellers and the Acquired Subsidiary and each jurisdiction in which each of the Sellers and the Acquired Subsidiary files sales, VAT or income Tax Returns, or exemptions therefrom. Each of the Sellers is a wholly-owned Subsidiary of Cambrex.

         SECTION 3.02. Corporate Authorization. The execution, delivery and performance by Cambrex and each of the Sellers of this Agreement and the agreements to be delivered herewith and the consummation by them of the transactions contemplated hereby and thereby are within their respective corporate powers and authority and have been duly authorized by all necessary corporate action on the part of Cambrex and each of the Sellers, including by each of their boards of directors. This Agreement constitutes a legal, valid and binding agreement of Cambrex and each of the Sellers enforceable against Cambrex and each of the Sellers in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

         SECTION 3.03. Governmental Authorization. Except as set forth in
Section 3.03 of the Seller Disclosure Schedule, the execution, delivery and performance by Cambrex and each of the Sellers of this Agreement and the agreements to be delivered herewith and the consummation of the transactions contemplated hereby and thereby by Cambrex and each of the Sellers require no action, consent or approval by or in respect of, or filing with, any Governmental or Regulatory Authority other than compliance with any applicable requirements of the HSR Act.

         SECTION 3.04. Noncontravention. Except as set forth in Section 3.04 of the Seller Disclosure Schedule, the execution, delivery and performance by Cambrex and each of the Sellers of this Agreement and the agreements to be delivered herewith and the consummation of the transactions contemplated hereby and thereby by Cambrex and by each of the Sellers do not and will not (i) violate the certificate of incorporation or bylaws (or comparable charter documents) of Cambrex or any Seller or the Acquired Subsidiary, (ii) assuming compliance with the matters referred to in Section 3.03, violate in any material respect any applicable Law or Order, (iii) assuming the obtaining of all Required Consents, require any consent or other action by any Person under, constitute a material breach or violation of or default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation or to a loss of any material benefit under, any material Contract or
(iv) result in the creation or imposition of any Lien on any Purchased Asset.

         SECTION 3.05. Required Consents. Section 3.05 of the Seller Disclosure Schedule sets forth each material Contract requiring a consent, notice or other action by any Person as a result of the execution, delivery or performance of this Agreement by Cambrex or any of the Sellers or the consummation by Cambrex or any of the Sellers of the transactions contemplated hereby (the "Required Consents"). No party to the Contract referred to as the last item in Section
3.05 of the Seller Disclosure Schedule will have any right to purchase any of the Purchased Assets by virtue of the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

         SECTION 3.06. Acquired Subsidiary. (a) The Acquired Subsidiary is a corporation duly incorporated and validly existing under the Laws of its jurisdiction of incorporation and has all corporate powers and all material Licenses required to carry on its business as now conducted. Section 3.06(a) of the Seller Disclosure Schedule sets forth a true and complete description of the Acquired Subsidiary Shares.

         (b) Except as set forth in Section 3.06(b) of the Seller Disclosure Schedule, the Acquired Subsidiary Shares constitute all of the issued and outstanding shares of capital stock of the Acquired Subsidiary, all of which is owned by Cambrex Ltd. (a wholly-owned Subsidiary of Cambrex), free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock). There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of the Acquired Subsidiary or (ii) obligations of the Acquired Subsidiary or any of its Affiliates to issue any capital stock or securities convertible into or exchangeable for any capital stock of the

Acquired Subsidiary. There are no (x) outstanding obligations of the Acquired Subsidiary or any of its Affiliates to repurchase, redeem or otherwise acquire any outstanding capital stock of the Acquired Subsidiary or (y) outstanding preemptive rights.

         (c) Except as set forth in Section 3.06(c) of the Seller Disclosure Schedule, the Acquired Subsidiary does not own, directly or indirectly, any interest or investment in any corporation, company, partnership, joint venture, trust or other entity.

         (d) The copies of the memorandum and articles of association of the Acquired Subsidiary delivered to Buyer prior to the execution of this Agreement are complete and accurate, have attached to them copies of all resolutions and other documents required by Law to be so attached and set forth the rights and restrictions attaching to each class of share capital of the Acquired Subsidiary.

         (e) Except as set forth in Section 3.06(e) of the Seller Disclosure Schedule, the Acquired Subsidiary does not have outstanding any Indebtedness.

         (f)      The current directors of the Acquired Subsidiary are listed in
Section 3.06(f) of the Seller Disclosure Schedule. Other than Peter Thauer and Salvatore Guccione, all such directors are Business Employees.

         SECTION 3.07. Litigation. (a) Except as set forth in Section 3.07(a) of the Seller Disclosure Schedule, there is no Action or Proceeding pending against, or to the knowledge of Sellers threatened against or affecting, Cambrex, any Seller, the Acquired Subsidiary, the U.K. Pension Scheme, the Purchased Assets or that relate to the Rutherford Chemicals Business by any Person or before any Governmental or Regulatory Authority. As of the date of this Agreement, there is no such Action or Proceeding pending or, to the knowledge of Sellers, threatened which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         (b) Except as set forth in Section 3.07(b) of the Seller Disclosure Schedule, there are no Orders outstanding against any of the Sellers, the Acquired Subsidiary, the Purchased Assets or the Rutherford Chemicals Business.

         SECTION 3.08. Compliance with Laws and Court Orders. (a) Neither Cambrex, any Seller nor the Acquired Subsidiary is in violation of, or in default under, any Law or Order applicable to such Person or the Purchased Assets or the conduct of the Rutherford Chemicals Business in any material respect.

         (b) Except as set forth in Section 3.08(b) of the Seller Disclosure Schedule, Sellers and the Acquired Subsidiary own or validly hold all material Licenses necessary to own or lease the Purchased Assets and to conduct the Rutherford Chemicals Business as conducted on the date hereof.

         (c) Except as set forth in Section 3.08(c) of the Seller Disclosure Schedule, neither any of the Sellers nor the Rutherford Chemicals Business is taking or in the last two (2) years has taken any action with respect to any Law that has been proposed to be enacted which, if enacted, could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.09. Financial Statements; Undisclosed Liabilities. (a) The unaudited financial statements of the Rutherford Chemicals Business as of December 31, 2001, December 31, 2002, June 30, 2003 and those dated as of September 30, 2003 (the "Latest Balance Sheet"), and the related unaudited statements of income for the years, six (6) month period and three (3) month period then ended, respectively, are attached hereto in Section 3.09(a) of the Seller Disclosure Schedule and are derived from the books and records of Cambrex (which have been maintained in all material respects in accordance with good business practices), are true and correct in all material respects, except as set forth in Section 3.09(a) of the Seller Disclosure Schedule, have been prepared in accordance with United States GAAP, consistently applied, and fairly present in all material respects the financial condition and results of operations, assets and liabilities of the Rutherford Chemicals Business as of the dates thereof and for the periods covered thereby.

         (b) Neither any Seller nor the Acquired Subsidiary has any liabilities, whether accrued, absolute, contingent or otherwise, which individually or in the aggregate are material to the Rutherford Chemicals Business, except (i) liabilities or obligations that are specifically set forth on Annex A to this Agreement as Assumed Liabilities, (ii) liabilities or obligations set forth in Section 3.09(b) of the Seller Disclosure Schedule or reflected on the face of the Latest Balance Sheet (rather than in any notes thereto) and (iii) Excluded Liabilities.

         (c) Since the date of the Latest Balance Sheet, except as disclosed in Section 3.09(c) of the Seller Disclosure Schedule, there has not been any event or development which, individually or in the aggregate with other such events, has had or could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.10. Product Liability. Except as set forth in Section 3.10 of the Seller Disclosure Schedule, there is no Action or Proceeding by any Person or before any Governmental or Regulatory Authority pending or, to Sellers' knowledge, threatened against or involving the Rutherford Chemicals Business or the Acquired Subsidiary arising out of any personal injury or death or damage to property (or alleged personal injury or damage to property) arising in connection with or relating to any product designed, manufactured, sold, distributed, marketed or provided by or on behalf of the Rutherford Chemicals Business.

         SECTION 3.11. Business Contracts. (a) Section 3.11 of the Seller Disclosure Schedule contains a true and complete list of each of the following Contracts to which any Seller or the Acquired Subsidiary is a party used in or related to the operation or conduct of the Rutherford Chemicals Business:

                  (i) any lease (whether of real or personal property) that cannot be terminated within sixty (60) days after giving notice of termination without payment by such Seller or Acquired Subsidiary of a penalty;

                  (ii) any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that involves payment by any Seller or any of its Affiliates of more than $50,000 or that cannot be terminated on less than thirty (30) days notice without payment of a penalty;

                  (iii) any sales, distribution or other similar Contract that involves payment to any Seller or the Acquired Subsidiary of more than $50,000 for the sale of materials, supplies, goods, services, equipment or other assets;

                  (iv)     any partnership, joint venture or other similar
         Contract;

                  (v) any Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise);

                  (vi)     any Contract relating to Indebtedness;

                  (vii) any Contract that limits the freedom of any Seller or the Acquired Subsidiary to compete in any line of business or with any Person or in any area or is having or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of a Seller or the Acquired Subsidiary in connection with the conduct of the Rutherford Chemicals Business or the conduct of the Rutherford Chemicals Business by a Seller or the Acquired Subsidiary as currently conducted, including any non-disclosure or confidentiality agreements;

                  (viii) any Contract pursuant to which any Seller or any Affiliate of any Seller provides any services to any entity constituting the Rutherford Chemicals Business;

                  (ix) any collective bargaining agreement (or similar labor Contract) or litigation settlement agreement (or similar Contract) covering any Business Employee;

                  (x)      any Contract with a Governmental or Regulatory
         Authority;

                  (xi) any license, royalty, indemnification (or other similar Contract) relating to the Business Intellectual Property Rights; or

                  (xii) any other Contract (other than Plans and insurance policies) that involve the payment or potential payment, pursuant to the terms of any such Contract, by or to Seller or the Acquired Subsidiary of more than $50,000 annually.

         (b) Each Contract required to be disclosed pursuant to Section 3.11(a) is a legal, valid, binding and enforceable agreement of a Seller or the Acquired Subsidiary and will continue to be a legal, valid, binding and enforceable agreement of the applicable Seller or the Acquired Subsidiary, without any payment or penalty, upon the consummation of the transactions contemplated by this Agreement. A true and correct copy of each such Contract (together with all amendments and attachments thereto) has been provided to Buyer. Neither any Seller nor the Acquired Subsidiary is in breach of or in default under the terms of any such Contract in any material respect, and no event has occurred which with the passage of time or the giving of notice would constitute any such breach or default. To the knowledge of Sellers, no other party thereto (other than a Seller or the Acquired Subsidiary) is in breach of or in default under the terms of any such Contract in any material respect, and no event has occurred which with the passage of time or the giving of notice would constitute any such breach or default.

         SECTION 3.12. Real Property. (a) Section 3.12(a) of the Seller Disclosure Schedule describes all real property, other than the Excluded Property, used or held for use primarily in the Rutherford Chemicals Business which any of the Sellers or the Acquired Subsidiary own or operate (the "Real Property"). Neither any Seller nor the Acquired Subsidiary leases any real property for use in the Rutherford Chemicals Business.

         (b) Either a Seller or the Acquired Subsidiary has good title to all the Real Property, subject only to such exceptions as would not, individually or in the aggregate, materially impair the value or materially interfere with or prevent the present use of the applicable Real Property. Except as set forth in Section 3.12(b) of the Seller Disclosure Schedule, there are no events or circumstances, including Legal Compliance Proceedings, affecting any of the Real Property pending or, to the knowledge of Sellers threatened, which could reasonably be expected to materially impair the value or materially interfere with the present use of the applicable Real Property. No Real Property is subject to any Lien, except:

                  (i) Liens disclosed in Section 3.12(b) of the Seller Disclosure Schedule;

                  (ii) Liens for Taxes, assessments and similar charges that are not yet due;

                  (iii) mechanic's, materialman's, carrier's, repairer's and other similar inchoate Liens, arising and incurred in the ordinary course of business, that are not yet due and payable; or

                  (iv) easements, covenants, conditions, restrictions and other similar matters of record which could not, individually or in the aggregate, reasonably be expected to materially interfere with or prevent the present use of the Real Property to which such Lien relates or materially detract from its value (the types of Liens referred to in clauses (i) through (iv) of this Section 3.12(b) are referred to herein, collectively, as the "Permitted Liens").

         (c) Except as set forth in Section 3.12(c) of the Seller Disclosure Schedule, (i) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the Real Property; (ii) there are no outstanding options or rights of first refusal to purchase the Real Property (other than the right of Buyer pursuant to this Agreement), or any portion thereof or interest therein; and (iii) neither any Seller nor the Acquired Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

         (d) All utilities currently servicing the Real Property are installed, connected and operating and are sufficient for the operation of the Business as currently conducted thereon.

         (e) All permanent certificates of occupancy and all other material licenses, permits, authorizations, consents, certificates and approvals required by all Governmental or Regulatory Authorities having jurisdiction and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the Real Property

(and all individual items constituting the Real Property), have been paid for, are in full force and effect and are assignable without the need for third party consent by the applicable Seller.

         (f) No Seller has received any written notice of any pending or threatened condemnation proceedings in the nature of eminent domain in connection with any parcel of the Real Property.

         (g) No Seller has received any written notice from the holder of any mortgage presently encumbering the Real Property, any insurance company which has issued a policy presently insuring the Real Property or from any board of fire underwriters (or other body exercising similar functions) claiming any defects or deficiencies in the Real Property, or requiring the performance of any repairs, alterations or other work to the Real Property, which has not been appropriately addressed.

         (h) Except as set forth in Section 3.12(h) of the Seller Disclosure Schedule, to Sellers' knowledge, there are no defects in the buildings, improvements and structures and fixtures located on or at the Real Property which is currently materially impairing the conduct of the Rutherford Chemicals Business. The mechanical, electrical, plumbing, HVAC and other systems servicing the Real Property are in good working order and repair, ordinary wear and tear excepted, and there are no defects in such systems which could reasonably be expected to materially impair the conduct of the Rutherford Chemical Business by Buyer immediately following the Closing.

         (i) To Sellers' knowledge, the Seal Sands Facility has not been affected by flooding or subsidence.

         (j) The Seal Sands Facility is not subject to any outgoings other than uniform business rates, water rates, Taxes or other usual and customary payments.

         (k) Except as set forth in Section 3.12(k) of the Seller Disclosure Schedule, to the knowledge of Sellers, there are no agreements, orders, licenses, permits, conditions or other directives, issued by a Governmental or Regulatory Authority, which relate to the future use or require any change in the present use or operations of the Real Property.

         (l) The operation and use of the buildings and other improvements constituting the Real Property do not violate any material zoning, subdivision, building or similar Law, or any Order, ordinance, or recorded plat or certificate of occupancy issued with respect to the Real Property which individually or in the aggregate is material to the operation of the Real Property.

         SECTION 3.13. Intellectual Property. (a) Except as set forth in Section 3.13(a) of the Seller Disclosure Schedule, a Seller or an Affiliate of a Seller owns (or in the case of Business Intellectual Property Rights that are licensed, has the right to use), free and clear of any Lien (except in the case of licenses, any Lien arising from the terms of the license itself), all of the Business Intellectual Property Rights. "Business Intellectual Property Rights" means all Intellectual Property Rights used primarily in the conduct of the Rutherford Chemicals Business, and all goodwill associated therewith; provided that "Business Intellectual Property Rights" do not include Third Party Software. The Business Intellectual Property Rights (together with the Third Party Software, which are Excluded Assets and are not being transferred pursuant to this

Agreement) constitute all Intellectual Property Rights necessary for the operation of the Rutherford Chemicals Business as currently conducted.

         (b) Section 3.13(b) of the Seller Disclosure Schedule sets forth a complete and correct list of all licenses of Business Intellectual Property Rights, patents and patent applications, registered and material unregistered trademarks and service marks, trade and brand names and logos, domain names, trademark and service mark applications and registered copyrights and copyright applications included in the Business Intellectual Property Rights. Except as set forth in Section 3.13(b) of the Seller Disclosure Schedule, all filings and recordations necessary to protect and maintain the interest of Sellers and/or their Affiliates in, as well as all maintenance and renewal fees and other payments in respect of, all such patents, patent applications, trademark and service mark registrations, trademark and service mark applications and copyright registrations and copyright applications, as well as all material licenses of Business Intellectual Property Rights, have been made. Sellers and their Affiliates are taking, and will continue to take prior to the Closing, all commercially reasonable actions necessary and desirable to maintain and protect all of the Business Intellectual Property, and will continue to maintain and protect all of the Business Intellectual Property prior to the Closing.

         (c) Except as set forth in Section 3.13(c) of the Seller Disclosure Schedule, (i) there is no pending claim of any Person pertaining to, or any Action or Proceeding pending or, to the knowledge of Sellers, threatened, which challenges the rights of Sellers or any of their Affiliates in respect of, or the validity or enforceability of, the Business Intellectual Property Rights, or which relates to the Intellectual Property Rights of a third party and arises out of any manufacture, use, reproduction, sale or distribution in connection with the Rutherford Chemicals Business of such third-party Intellectual Property Rights by Sellers or any of their Affiliates; (ii) none of the Business Intellectual Property Rights is subject to any outstanding Order; and (iii) none of the products manufactured, distributed, licensed and/or sold by Sellers and its Affiliates in connection with the Rutherford Chemicals Business infringes on, misappropriates or otherwise conflicts with any Intellectual Property Rights held, owned or used by any third party and, to the knowledge of Sellers, none of the Business Intellectual Property Rights is being infringed upon by any third party.

         (d) Except as set forth in Section 3.13(d) of the Seller Disclosure Schedule, (i) each patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application of Sellers and/or their Affiliates included in the Business Intellectual Property Rights is valid, subsisting and enforceable, and
(ii) each material license of Business Intellectual Property Rights is valid, subsisting and enforceable. Immediately following the Closing, the Business Intellectual Property Rights will be owned or available for use by Buyer in the conduct of the Rutherford Chemicals Business on identical terms and conditions as owned or available for use by Sellers or the Acquired Subsidiary immediately prior to the Closing.

         (e) Except as set forth in Section 3.13(e) of the Seller Disclosure Schedule, there are no agreements relating to any material Business Intellectual Property Right which require consents of any Person in connection with the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 3.13(e) of the Seller Disclosure Schedule, neither the execution, delivery and performance of this Agreement by any Seller nor the consummation of the transactions contemplated hereby by any Seller or any of its Affiliates will (i) require any Seller or any of its Affiliates to obtain any consent or approval of or by any other contracting party with respect to any Business Intellectual Property Right; or (ii) result in a breach or violation of, or a material default (or give rise to any right of termination or a claim for injunctive relief) under, any of the terms, conditions or provisions of or any Contract relating to any Business Intellectual Property Rights.

         (f) Except as set forth in Section 3.13(f) of the Seller Disclosure Schedule, the computer systems, including the software, hardware, networks and interfaces used in the conduct of the Rutherford Chemicals Business (collectively, "Systems") are sufficient for the immediate needs of the Sellers and the Acquired Subsidiary, and, with the exception of the Third Party Software, are part of the Purchased Assets. Except as set forth in Section 3.13.(f) of the Disclosure Schedule, all systems, other than Third Party Software, used in the Rutherford Chemicals Business are owned and operated by and are under the control of the Sellers or Acquired Subsidiary and are not wholly or partly dependent on any facilities that are not under the ownership, operation or control of the Sellers or Acquired Subsidiary.

         SECTION 3.14. Insurance Coverage. Sellers have made available to Buyer a list of all insurance policies and fidelity bonds relating to the Rutherford Chemicals Business and the Purchased Assets. Except as set forth in Section 3.14 of the Seller Disclosure Schedule, there are no material claims by any Seller or any of its Affiliates pending under any of such policies or bonds as to which coverage is currently being questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters are reserving their rights. Such insurance policies are placed with financially sound and reputable insurers and, in light of the nature of the Rutherford Chemicals Business and the Purchased Assets, are in amounts and have coverages that are reasonable and customary for Persons engaged in a such business. To the knowledge of Sellers, no Seller or any of its Affiliates has suffered the involuntary cancellation of any existing insurance policy relating to the Rutherford Chemicals Business and the Purchased Assets in the past five (5) years.

         SECTION 3.15. Employees. (a) Section 3.15(a) of the Seller Disclosure Schedule sets forth as of three (3) business days prior to execution of this Agreement a true and complete list of (a) the names, titles, service dates, annual salaries and other compensation and locations of all Business Employees whose annual base salary exceeds $100,000 (or, in the case of an Other Business Employee, an amount equivalent to $100,000 in such person's local currency), (b) a list of the total number of Business Employees by location, including status as a temporary or regular, salaried, hourly direct or indirect, and (c) a list of agreements between Cambrex and any of its Affiliates, on the one hand, and any Business Employee, on the other. "Business Employees" means persons employed by any Seller or the Acquired Subsidiary (including such persons on a leave of absence, but (except in the case of the Acquired Subsidiary) expressly excluding those persons who have been absent for more than 26 weeks for any reason) primarily in connection with the operation or conduct of the Rutherford Chemicals Business; "U.S. Business Employees" means the Business Employees so employed in the United States, excluding employees of the Acquired Subsidiary, and "Other Business Employees" means, for purposes of this Section 3.15(a), the Business Employees so employed outside of the United States or employed by the Acquired Subsidiary, but otherwise in this Section 3.15, means only a person who is a "worker" as defined in the United Kingdom Working Time Regulations 1998 providing services to the Acquired Subsidiary or a person whose services are provided to the Acquired Subsidiary by an agency.

         (b) The Acquired Subsidiary has in relation to its plant and machinery and other fixed assets, its employees and any person who might be affected by the conduct of the Acquired Subsidiary's business, complied with all material legal requirements relating to health and safety including, but not limited to, those imposed by the Health and Safety at Work etc Act 1974 and all regulations made thereunder, and as of three (3) business days prior to execution of this Agreement no action has been taken by any enforcing authority in relation to any actual or alleged breach of such requirements and neither is the Acquired Subsidiary in receipt of any claim by any person in relation to any such breach nor to Sellers' knowledge are there any circumstances which may lead to such action or claim.

         (c) Records held at the English and Welsh companies registry show the full names of and offices held by each person who is a director of the Acquired Subsidiary and no other person is a director or shadow director of the Acquired Subsidiary.

         (d) Except as set forth in Section 3.15(d) of the Seller Disclosure Schedule, all contracts of service or engagement of any of the Other Business Employees are terminable on not more than three months' notice without compensation (other than compensation payable in accordance with applicable
Law).

         (e) Except as set forth in Section 3.15(e) of the Seller Disclosure Schedule, there are no written subsisting contracts for the provision by any person of any consultancy services to the Acquired Subsidiary involving the provision of remuneration and benefits having a value of 30,000 pounds sterling or more per annum.

         (f) Except as set forth in Section 3.15(f) of the Seller Disclosure Schedule, as at the date three (3) business days prior to the execution of this Agreement, none of the Other Business Employees has given notice terminating his employment nor has the Acquired Subsidiary received written notice that any Other Business Employee has been or is to be withdrawn by the agency supplying him.

         (g) Except as set forth in Section 3.15(g) of the Seller Disclosure Schedule, none of the Other Business Employees is under notice of dismissal nor is there any liability outstanding to any Other Business Employee or any individual formerly engaged on the same basis as an Other Business Employee or the agency supplying or which supplied him except for remuneration or other benefits accruing due and no such remuneration or other benefit which has fallen due for payment has not been paid.

         (h) Except as set forth in Section 3.15(h) of the Seller Disclosure Schedule, there is no plan, scheme, commitment, policy, custom or practice (whether legally binding or not) relating to redundancy affecting any of the Other Business Employees more generous than the statutory redundancy requirements.

         (i) Except as set forth in Section 3.15(i) of the Seller Disclosure Schedule, all plans, schemes, commitments, policies, customs or practices for the provision of benefits to the Other Business Employees comply in all respects with all relevant statutes, regulations and other laws and all necessary consents in relation to the same have been obtained and all governmental filings in relation to the same have been made.

         (j) Except as set forth in Section 3.15(j) of the Seller Disclosure Schedule, there are no loans owed by any of the Other Business Employees.

         (k) Except as set forth in Section 3.15(k) of the Seller Disclosure Schedule, none of the Other Business Employees or any agency supplying Other Business Employees will become entitled by virtue of their contract of service or supply to any payment or enhancement in or improvement to their remuneration, benefits or terms and conditions of service or supply only by reason of the execution of this Agreement or of completion of the sale and purchase under or pursuant to this Agreement.

         (l) As of the Closing Date, there shall be no working arrangement, practice, policy or procedure operated by the Acquired Subsidiary which contravenes the Working Time Regulations 1998 and the Acquired Subsidiary shall have kept all records required by those Regulations.

         (m) As of the Closing Date, there shall be no hourly paid Other Business Employee employed or engaged by the Acquired Subsidiary who is paid less than the statutory minimum applicable under the National Minimum Wage Act 1998.

         SECTION 3.16. Employee Benefit Plans. (a) Section 3.16(a) of the Seller Disclosure Schedule identifies each material Employee Plan. Sellers have delivered or made available to Buyer true and complete copies of the Employee Plans together with, to the extent relevant and required, the three (3) most recent annual reports (Form 5500 including, if applicable, all schedules thereto), the most recent actuarial valuation report prepared in connection with any Employee Plan, the most recent Internal Revenue Service determination letters for such Employee Plans, the most recent summary plan descriptions for such Employee Plans, and, if applicable, the most recent trust, custody, administrative services or insurance or investment management agreement (including policies) with respect to each Employee Plan.

         (b)      Each Employee Plan that is intended to be qualified under
Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of Sellers, there has been no event since the date of such determination which could reasonably be expected to adversely affect such qualification; each trust created under any such Employee Plan has been determined by the Internal Revenue Service to be exempt from Tax under Section 501(a) of the Code and, to the knowledge of Sellers, there has been no event since the date of such determination which could reasonably be expected to adversely affect such exemption. Sellers have provided to Buyer copies of the most recent Internal Revenue Service determination letters relating to each such Employee Plan.

         (c) Except as set forth in Section 3.16(c) of the Seller Disclosure Schedule, (i) each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable Laws and Orders, including but not limited to ERISA and the Code;
(ii) no Employee Plan has any provision (other than an Assumed Liability) which could result in liability to Buyer as a result of the transactions contemplated by this

Agreement; (iii) there are no pending or, to the knowledge of Sellers, threatened actions, suits, claims, investigations or audits against any of the Employee Plans (other than routine claims for benefits or other immaterial claims); and (iv) no Employee Plan provides post-employment welfare benefits (other than as required by Code Section 4980B.

         (d) Each Employee Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA is not, except as set forth in Section 3.16(d) of the Seller Disclosure Schedule, subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Part 3 of Title I of ERISA, nor is it a "multiemployer" plan within the meaning of Section 4001(a)(3) of ERISA. Sellers and their ERISA Affiliates have not incurred any material liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any employee pension benefit plan that Sellers or any ERISA Affiliate maintains or has maintained during the last six (6) years or to which any of them contributes or has contributed during the last six (6) years and (in either such case) in which any current or former Business Employee participates or participated. Neither Sellers nor any ERISA Affiliate of any Seller has incurred or suffered to exist any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived by the Internal Revenue Service. No Purchased Asset is subject to any Lien under ERISA or
Section 412 of the Code.

         (e)      U.K. Plans. (i) Section 3.16(e) of the Seller Disclosure
Schedule identifies each material U.K. Plan. Sellers have delivered or made available to Buyer copies of the U.K. Plans, together with, if applicable, trust, custody, administrative services or investment management agreements, relevant insurance policies, the most recent actuarial valuation report prepared in connection with any U.K. Plan, the most recent summary description and all written employee communications currently being provided to new employees for the U.K. Plans and, in the case of the U.K. Pension Scheme, copies of all deeds or announcements currently governing the U.K. Pension Scheme, copies of explanatory literature issued to members, and a copy of the most recent actuarial valuation report relating to the U.K. Pension Scheme.

                  (ii) Except pursuant to the U.K. Pension Scheme and other U.K. Plans or as provided in Section 3.16 of the Seller Disclosure Schedule, neither any Seller nor the Acquired Subsidiary is under any legally binding obligation or commitment or is a party to any custom or practice to pay, provide or contribute towards the provision of any relevant benefits within the meaning of Section 612 of the Income and Corporation Taxes Act of 1988 (the "ICTA 1988"), or any other death, retirement, sickness or disability benefits, to or in respect of any Relevant Employee or for the widow, widower, child or dependant of any Relevant Employee, nor has it in the last five (5) years participated in or contributed towards any scheme or arrangement which has as its purpose or one of its purposes the provision of any such benefits (other than schemes which have been fully wound up), nor to Sellers' knowledge has the Acquired Subsidiary given any written undertaking or assurance (whether legally enforceable or not) as to the continuance, introduction, improvement or increase of such "relevant benefit". "Relevant Employees" means any past or present employee of the Acquired Subsidiary or of any predecessor to all or part of its business.

                  (iii) The U.K. Pension Scheme is an exempt-approved scheme within the meaning of Chapter 1 of Part XIV of the ICTA 1988, and there is in force in respect of the U.K. Pension Scheme an appropriate contracting-out certificate (within the meaning of Section 7 of the Pension Schemes Act 1993) naming the Acquired Subsidiary and to Sellers' knowledge nothing has been done or omitted to be done which will or would reasonably be expected to result in the U.K. Pension Scheme ceasing to be exempt approved or the contracting-out certificate for the U.K. Pension Scheme being cancelled, surrendered or varied.

                  (iv) All amounts due from the Acquired Subsidiary to the trustees of the U.K. Pension Scheme and to any insurance company in connection with the U.K. Pension Scheme have been paid.

                  (v) All lump sum benefits (other than a refund of contributions with interest where appropriate) payable under the U.K. Pension Scheme on the death of a member or beneficiary while in an employment to which the U.K. Pension Scheme relates are fully insured under a policy effected in the name of the trustees of the U.K. Pension Scheme.

                  (vi) No discretion or power has been exercised under the U.K. Pension Scheme since the date of the last actuarial valuation: (x) to augment benefits; (y) to make a transfer of assets in respect of any individual to another scheme which was greater than the cash equivalent to which the individual concerned was entitled under the Pension Schemes Act 1993; (z) to admit to membership or award benefits to a member on terms which envision the payment of a transfer value in a case in which the payment has not been made or not been made in full.

                  (vii) Since the date of the last actuarial valuation of the U.K. Pension Scheme, contributions have been made to the scheme at a rate or rates not lower than that or those recommended in the report comprised in such actuarial valuation.

                  (viii) Every person who has at any time had the right to join, or apply to join, the U.K. Pension Scheme has been advised of that right. No Relevant Employee has been excluded from membership of the U.K. Pension Scheme or from any of the benefits thereunder in contravention of Article 141 of the Treaty of Rome, the Pensions Act 1995 or other applicable laws or requirements or the provisions of the U.K. Pension Scheme or otherwise except in respect of guaranteed minimum pension.

                  (ix) As at the date three (3) business days prior to the execution of this Agreement, none of the employees of the Acquired Subsidiary is to Sellers' knowledge (A) applying for or about to apply for an incapacity pension under the U.K. Pension Scheme; or (B) terminally ill.

                  (x) No transfer value has been paid (directly or indirectly) to the U.K. Pension Scheme from another arrangement for any member of the U.K. Pension

         Scheme under which any benefits referable to that member contravened
         Article 141 of the Treaty of Rome, s.62 Pensions Act 1995 or any other applicable law or requirement except in respect of guaranteed minimum pension.

                  (xi) The Acquired Subsidiary has observed and performed those provisions of the U.K. Pension Scheme which apply to it.

                  (xii) The Acquired Subsidiary is, and has been since February 1994, the only employer participating in the U.K. Pension Scheme. No employer which has previously participated in the U.K. Pension Scheme has any claim under the U.K. Pension Scheme and in respect of any such employer the period of participation has been terminated and benefits have been provided in accordance with the provisions of the U.K. Pension Scheme.

                  (xiii) All documentation and records in respect of the U.K. Pension Scheme are up to date and to Seller's knowledge complete and accurate in all material respects.

                  (xiv) None of the assets of the U.K. Pension Scheme: (x) is invested in any description of employer-related investments (within the meaning of s.40 Pensions Act 1995); or (y) save for deposits with banks, building societies and other financial institutions and save for any instrument creating or acknowledging an indebtedness listed on any recognized stock exchange of repute, is loaned to any person; or (z) is subject to any encumbrance or agreement or commitment to give or create any encumbrance.

                  (xv) The U.K. Pension Scheme has at all times and in all material respects complied with and been administered in accordance with all applicable Laws, regulations and requirements (including those of the Board of Inland Revenue and of trust law).

                  (xvi) In relation to the U.K. Pension Scheme or funds which are or have been held for the purposes thereof neither the Acquired Subsidiary nor the trustees or administrator of the U.K. Pension Scheme has given an indemnity or guarantee to any person (other than in the case of the Acquired Subsidiary any general indemnity in favor of the trustees or administrator under the documentation governing the U.K. Pension Scheme).

                  (xvii) The Acquired Subsidiary has complied with any obligation under the Welfare Reform and Pensions Act 1999 to designate a Stakeholder pension scheme.

         SECTION 3.17. Labor Matters. (a) Except as set forth in Section 3.17(a) of the Seller Disclosure Schedule: (i) there is no collective bargaining agreement or relationship with any union, works council or other labor organization ("Collective Bargaining Agreement") on the part of any of the Sellers or the Acquired Subsidiary in connection with the Rutherford Chemicals Business; (ii) to the knowledge of Sellers, no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition with respect to any of the Business Employees; (iii) to the knowledge of Sellers, no union organizing or decertification efforts are underway or threatened and no other question concerning representation is pending before any Governmental or Regulatory Authority or other mediator or arbitrator of contractual grievances or claims with respect to any of the Business Employees; (iv) no labor strike, work stoppage or slowdown or other material labor dispute has occurred in the last three (3) years, and none is underway or, to Sellers' knowledge, threatened with respect to any of the Business Employees; (v) there is no material workers compensation claim or similar liability, experience or matter relating to any Business Employee pending or, to Sellers' knowledge, threatened; (vi) to the knowledge of Sellers, there is no employment-related charge, complaint, grievance, investigation or inquiry of any kind, pending or threatened, before any Governmental of Regulatory Authority with respect to any Business Employee relating to an alleged violation or breach by the Sellers (or any of their officers or directors) of any Law or Contract; and (vii) to Sellers' knowledge, no employee or agent of Sellers has committed any act or omission that could reasonably be expected to give rise to material liability for any violation or breach identified in clause (vi) above.

         (b) Except as set forth in Section 3.17(b) of the Seller Disclosure Schedule, there are no employment Contracts or severance agreements with any employees associated with the Rutherford Chemicals Business, the Purchased Assets or the Acquired Subsidiary.

         (c) Any notice required on the part of any Seller or its Affiliates under any Law, collective bargaining or similar agreement has been, or prior to the Closing will be, given.

         (d) Within the past three years, Sellers have not implemented any plant closing or layoff of employees associated with the Purchased Assets or Acquired Subsidiary that required notices to be given under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (jointly, the "WARN Act"), and no such action will be implemented prior to the Closing without advance notification to Buyer.

         SECTION 3.18. Environmental Matters. (a) Except as set forth in Section 3.18(a) of the Seller Disclosure Schedule:

                  (i) all Licenses necessary for the operation of the Rutherford Chemicals Business and the Purchased Assets as currently operated in the ordinary course of business and the occupancy by Sellers and their Affiliates of the facilities located on the Real Property, in either case in order to comply in all material respects with all applicable Environmental Laws (a list of which Licenses is set forth in Section 3.18(a) of the Seller Disclosure Schedule), have been obtained or applied for; and the Rutherford Chemicals Business and the Purchased Assets are currently being operated in compliance, and since January 1, 1995 have been operated in compliance (except for such past non-compliance that has been corrected and resolved (including the payment of all fines and penalties with respect thereto) to the extent required by applicable Law or the applicable License), with the terms of such Licenses and all applicable Environmental Laws in all material respects;

                  (ii) none of the Real Property is listed or proposed for listing on the National Priorities List promulgated under CERCLA or on any comparable state list established pursuant to Environmental Laws;

                  (iii) no Liens, other than Permitted Liens, have been filed pursuant to any Environmental Law with respect to any of the Real Property or the Purchased Assets;

                  (iv) there are no pending written claims, and to Sellers' knowledge there are no pending oral claims, threatened written claims or threatened oral claims, asserted or alleged against any of the Sellers, the Acquired Subsidiary or the Purchased Assets in connection with the operation of the Rutherford Chemicals Business that has resulted in or could reasonably be expected to result in an Environmental Liability;

                  (v) no asbestos-containing products have been manufactured, marketed, distributed or sold in connection with the Rutherford Chemicals Business; and

                  (vi) there are no material environmental studies or reports (including without limitation studies and work plans regarding asbestos-containing materials in any form or condition) that are in the possession, custody or control of any Seller or any of its Affiliates in relation to the Rutherford Chemicals Business or the Purchased Assets that have not been provided to Buyer prior to the execution of this Agreement.

                  (b) Except as disclosed in Section 3.18(b) of the Seller Disclosure Schedule, there is no condition involving the use, storage, discharge, release, threatened release (as such term is defined in CERCLA) or disposal of any Hazardous Materials in, on or under any of the Real Property or with respect to the Purchased Assets that has resulted in or could result in a material Environmental Liability.

                  (c) Except as disclosed in Section 3.18(c) of the Seller Disclosure Schedule, none of the Sellers has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any Hazardous Materials at or to any offsite location so as to give rise to any Environmental Liabilities.

                  (d) Except as disclosed in Section 3.18(d) of the Seller Disclosure Schedule, none of the following exists at any Real Property or any of the facilities located thereon: (i) underground storage tanks, (ii) asbestos-containing material in friable form or condition,
         (iii) materials or equipment containing polychlorinated biphenyls or
         (iv) landfills, surface impoundments or disposal areas.

                  (e) Except as disclosed in Section 3.18(e) of the Seller Disclosure Schedule, no material capital expenditures are planned for the Rutherford Chemicals Business or the Purchased Assets during the years 2003 through 2005 in order to comply with any Environmental Law.

                  (f) Without limiting any of the foregoing, except as disclosed in Section 3.18(f) of the Seller Disclosure Schedule, (i) the products manufactured by

Sellers and the Acquired Subsidiary in connection with the Rutherford Chemicals Business comply and have complied with the Toxic Substances Control Act ("TSCA") and any similar non-U.S. requirements, including without limitation the inclusion of any such products or substances on inventory lists, the registration of such products and substances, the filing of any premanufacturing notices and the obtaining of exemptions for such products and substances; provided that to the extent this clause (i) relates to chemical substances contained in any of such products, this representation is based solely on Sellers' knowledge; (ii) none of the Sellers or the Acquired Subsidiary has filed, or to the knowledge of Sellers, has had a duty to file, any reports required by Section 8(e) of TSCA with respect to substantial risks involving such products and substances; (iii) no such products or substances are or have been subject to an order under Section 5(e) of TSCA, a testing rule under
Section 4 of TSCA or regulation under Section 6(a) of TSCA; and (iv) to the knowledge of Sellers no ban or phase-out of any such products or substances is pending or has been proposed.

         SECTION 3.19. Sufficiency of Assets; Personal Property. Except as expressly provided in Section 3.19 of the Seller Disclosure Schedule, at the Closing Date, the Purchased Assets, together with the transition services contemplated by the Transition Services Agreement and the supply arrangements contemplated by the Supply Agreements will be adequate and sufficient to enable Buyer (assuming the accuracy of the representations and warranties contained in Article IV) to conduct the Rutherford Chemicals Business as currently conducted, except for managerial services (including without limitation general managerial, legal, accounting and treasury services) which will be cancelled as of Closing in accordance with Section 5.05. Except as set forth in Section 3.19 of the Seller Disclosure Schedule, (a) either a Seller or the Acquired Subsidiary, as the case may be, has good and valid title (free and clear of all Liens other than Permitted Liens) to, or legal and valid rights under subsisting leases or licenses to use, all of the assets and personal property, including computer hardware, used in the Rutherford Chemicals Business and (b) the assets and personal property included in the Purchased Assets or owned or leased by the Acquired Subsidiary are maintained in all material respects in good operating condition, reasonable wear and tear excepted, are free of material defects and are adequate for the purposes for which they are currently being used. To Sellers' knowledge, there is no factor or condition affecting the Purchased Assets that is interfering or could reasonably be expected to interfere in any material respect with the use and operation of the Rutherford Chemicals Business as currently conducted.

         SECTION 3.20. Guarantees. Except as set forth in Section 3.20 of the Seller Disclosure Schedule, neither any of the Sellers nor the Acquired Subsidiary is a guarantor for any liability or obligation (including indebtedness) of any Person.

         SECTION 3.21. Notes and Accounts Receivable. Except for the Lasons Receivable and as set forth in Section 3.21 of the Seller Disclosure Schedule, all notes and accounts receivable of the Rutherford Chemicals Business are bona fide, arose in the ordinary course of business, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, to Sellers' knowledge, are subject to no setoffs or counterclaims.

         SECTION 3.22. Inventory. All Inventory reflected in the Latest Balance Sheet consisted, and all such Inventory acquired since the date of the Latest Balance Sheet consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items; provided that no representation is hereby made that the Inventory will all be sold by any particular date. Such balance sheet reflects any reserves or write-downs with respect to such inventory as of its date in accordance with United States GAAP. Except as set forth in Section 3.22 of the Seller Disclosure Schedule, all such inventory is valued at the lower of cost or market, in accordance with United States GAAP. Except as disclosed in Section 3.22 of the Seller Disclosure Schedule, the Inventory is the property of a Seller or the Acquired Subsidiary, free and clear of any Lien other than Permitted Liens, has not been pledged as collateral, is not held on consignment from others and conforms in all material respects to all standards applicable to such Inventory or its use or sale imposed by Governmental or Regulatory Authorities or any warranty provided by Sellers or their Affiliates.

         SECTION 3.23. Affiliate Transactions. Except as disclosed in Section
3.23 of the Seller Disclosure Schedule, (a) neither Cambrex nor any of its Affiliates (other than the Acquired Subsidiary) provides or causes to be provided any raw materials or other products used in the manufacture of the Products to the Rutherford Chemicals Business, (b) the Rutherford Chemicals Business does not sell any Products to Cambrex or any of its Affiliates and (c) no officer, director or employee of Cambrex, any of the Sellers or the Acquired Subsidiary or, to Sellers' knowledge, any individual related to any such individual or any entity in which any such individual owns any beneficial interest, is a party to any arrangement (other than ordinary course employment arrangements) or Contract or has any ownership interest in or with respect to the Rutherford Chemicals Business or the Purchased Assets.

         SECTION 3.24. Customers and Suppliers. Section 3.24 of the Seller Disclosure Schedule sets forth the names and addresses of the twenty (20) largest customers and twenty (20) largest suppliers (in dollar volume) of the Rutherford Chemicals Business for the most recently-completed fiscal year and the total sales to, or purchases from, such customers or suppliers made by the Rutherford Chemicals Business during such period. Except as set forth in Section
3.24 of the Seller Disclosure Schedule, since December 31, 2002 no such customer or supplier has ceased, materially reduced or materially changed its method of doing business with the Sellers or the Acquired Subsidiary nor has any Seller or the Acquired Subsidiary received any written notice that any such customer or supplier intends to cease, materially reduce or materially change its method of doing business with such Seller or the Acquired Subsidiary. Section 3.24 of the Seller Disclosure Schedule sets forth the policies, rules and procedures and other material information of all rebate programs and other refund or savings programs offered by the Sellers and the Acquired Subsidiary in the last three years in connection with the Rutherford Chemicals Business.

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

         SECTION 3.25. Absence of Certain Changes. Except as set forth in
Section 3.25 of the Seller Disclosure Schedule, since December 31, 2002, the Rutherford Chemicals Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (a) any event, occurrence or development which has had a Material Adverse Effect;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Acquired Subsidiary, any repurchase, redemption or other acquisition by the Acquired Subsidiary of any outstanding shares of capital stock or other securities of the Acquired Subsidiary or any undistributed earnings of the Acquired Subsidiary;

         (c) any amendment of any term of any outstanding security of the Acquired Subsidiary;

         (d) any incurrence, assumption or guarantee by Sellers or the Acquired Subsidiary of any Indebtedness other than in the ordinary course of business consistent with past practices;

         (e) any making of any loan, advance or capital contributions to or investment in any Person by Sellers or the Acquired Subsidiary;

         (f) any transaction or commitment made, or any contract or agreement entered into, by Sellers or the Acquired Subsidiary relating to the Purchased Assets or the Rutherford Chemicals Business, in either case, material to the Rutherford Chemicals Business, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

         (g) any change in any method of accounting or accounting practice by Sellers or the Acquired Subsidiary except for any such change required by reason of a concurrent change in United States GAAP;

         (h) any material (i) employment, bonus or wage or salary increase, deferred compensation, severance, retirement or other similar agreement entered into by Sellers or the Acquired Subsidiary with any Business Employee (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay by Sellers or the Acquired Subsidiary to any Business Employee, or (iii) change in compensation or other benefits payable by Sellers or the Acquired Subsidiary to any Business Employee pursuant to any severance or retirement plans or policies thereof or otherwise;

         (i) any sale, assignment, transfer, lease, license or other encumbrance of any Business Intellectual Property Rights, any disclosure of any proprietary confidential information to any Person (other than to Buyer and its Affiliates and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or any abandonment of or lapse of any Business Intellectual Property Rights;

         (j) any mortgage or pledge of any of the Purchased Assets or any properties or assets of the Acquired Subsidiary or allowing them to become subject to any Lien;

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

         (k) any extraordinary losses or waiver of any rights of the Rutherford Chemicals Business of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $50,000 in the aggregate;

         (l) any capital expenditures or commitments therefor in respect of the Rutherford Chemicals Business that amount in the aggregate to more than $50,000;

         (m) any delay or postponement of the payment of any accounts payable or commissions or any other liability or obligation relating to the Rutherford Chemicals Business, any agreement or negotiation with any party to extend the payment date of any such accounts payable or commissions or other liability or obligation or any acceleration of the collection of (or discount of) any accounts or notes receivable relating to the Rutherford Chemicals Business;

         (n) any implementation of any material pricing increases or decreases; or

         (o) with respect to the Acquired Subsidiary, any Tax election made, any accounting method for Tax purposes adopted or changed, any amended Tax Return filed, any closing agreement or similar agreement with any Taxing authority consented to or entered into, any Tax claim consented to or settled or compromised or any position inconsistent with any past practice on any Tax Return taken;

or any Contract to do any of the foregoing.

         SECTION 3.26. Product Warranties, Defects and Liabilities. Except as set forth in Section 3.26 of the Seller Disclosure Schedule, each product sold or delivered by Sellers and the Acquired Subsidiary relating to the Rutherford Chemicals Business has been in conformity, in all material respects, with all applicable Federal, state, local or foreign Laws and regulations, contractual commitments and express warranties, and Sellers and the Acquired Subsidiary do not have any liability for replacement or repair thereof or other damages in connection therewith, except in each case for liabilities reflected on the Latest Balance Sheet. No product sold or delivered by Sellers and the Acquired Subsidiary relating to the Rutherford Chemicals Business is subject to any guaranty, warranty or other indemnity beyond their standard terms and conditions of sale for such products, all of which standard terms and conditions are disclosed in Section 3.26 of Seller Disclosure Schedule.

         SECTION 3.27. Names and Locations. Except as set forth on Section 3.27 of the Seller Disclosure Schedule, (i) during the five-year period prior to the execution and delivery of this Agreement, none of the Sellers or the Acquired Subsidiary has used any name or names in connection with the Rutherford Chemicals Business under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business other than the exact name under which it has executed this Agreement and (ii) all of the Purchased Assets are located at the real property facilities listed in Section
3.12 of the Seller Disclosure Schedule.

         SECTION 3.28. Bank Accounts. Section 3.28 of the Seller Disclosure Schedule lists all of the bank accounts, safe deposit boxes and lock boxes used in connection with the Rutherford Chemicals Business (designating each authorized signatory). None of the Sellers has granted a

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

power of attorney to any Person in respect of the Rutherford Chemicals Business which has not been terminated.

         SECTION 3.29. Finders' Fees. Except for Banc of America Securities LLC ("BAS"), whose fees will be paid by and will be the sole responsibility of Cambrex, there is no investment banker, broker, finder or other intermediary who has been retained by or on behalf of Cambrex or any Seller or any of their respective Affiliates and is entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Cambrex and Sellers that the statements contained in this Article IV are true and correct as of the date of this Agreement:

         SECTION 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate powers and all material Licenses required to carry on its business as now conducted.

         SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the agreements to be delivered herewith and the consummation by Buyer of the transactions contemplated hereby and thereby are within the corporate powers and authority of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer, including by its board of directors. This Agreement constitutes a legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby by Buyer require no action, consent or approval by or in respect of, or filing with, any Governmental or Regulatory Authority other than compliance with any applicable requirements of the HSR Act.

         SECTION 4.04. Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby by Buyer do not and will not (i) violate the terms, conditions or provisions of its articles of incorporation, (ii) assuming compliance with the matters referred to in Section 4.03, violate in any material respect any applicable Law or Order, (iii) require any consent or other action by any Person under, constitute a material breach or violation of or default under, or give rise to any right of termination, cancellation or acceleration of any material right or obligation or to a loss of any

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

material benefit under, any Contract binding upon Buyer or to which Buyer is a party or (iv) result in the creation or imposition of any Lien on any material asset of Buyer.

         SECTION 4.05. Required Consents. No consent or other action by any Person is required to be obtained by Buyer as a result of the execution, delivery and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

         SECTION 4.06. Litigation. There is no Action or Proceeding pending or, to the knowledge of Buyer, threatened before any court or arbitrator or any Governmental or Regulatory Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 4.07. Financing. Buyer has furnished to Cambrex fully executed copies of the equity and debt commitment letters relating to the financing of the transactions contemplated hereby. Subject to the terms and conditions set forth in the commitment letters, the aggregate proceeds to be provided under such commitment letters will be in an amount sufficient to pay the Closing Payment in cash at Closing and all expenses of Buyer related to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. As of the date hereof and after communicating with the institutions providing the equity and debt financing, Buyer knows of no facts or circumstances (other than any that arise as a result of a breach by Cambrex or any Seller of this Agreement) that are reasonably likely to result in any of the conditions set forth in such commitment letters not being satisfied.

         SECTION 4.08. Finders' Fees. Except for BAS (who is not entitled to receive a fee from Buyer or its Affiliates in connection with the transactions contemplated by this Agreement), there is and has been no investment banker, broker, finder or other intermediary who has been retained by or on behalf of Buyer and is entitled to any fee or commission in connection with the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE V

                        COVENANTS OF CAMBREX AND SELLERS

         SECTION 5.01. Conduct of the Rutherford Chemicals Business. Except as set forth in Section 5.01 of the Seller Disclosure Schedule, from the date hereof until the Closing Date, Sellers and the Acquired Subsidiary shall conduct the Rutherford Chemicals Business in the ordinary course consistent with past practice, including with respect to payment of payables, collection of accounts receivable and purchase and sale of Inventory, and shall use commercially reasonable efforts to preserve the Rutherford Chemicals Business as currently organized, maintain the Purchased Assets consistent with past practice, maintain the relationships with third parties with whom the Rutherford Chemicals Business does business, retain the services of current key Business Employees and maintain substantially the same levels of coverage as under current insurance policies relating to the Rutherford Chemicals Business. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, Sellers and the Acquired

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

Subsidiary will not, and will not permit any of their Affiliates to, without the prior consent of Buyer, which consent will not be unreasonably withheld or delayed:

         (a)      except as expressly permitted by any other paragraph of this
Section 5.01, voluntarily incur or permit to be incurred any obligation or other liability constituting Assumed Liabilities or any liability of the Acquired Subsidiary outside the ordinary course of business or voluntarily cancel, prepay, settle, waive, compromise or otherwise provide for a complete or partial discharge in advance of any scheduled payment date with respect to, or waive any right under, any liability, litigation or obligation owing to Sellers or the Acquired Subsidiary in connection with the Rutherford Chemicals Business;

         (b) sell, lease, license, abandon, fail to maintain, or otherwise dispose of any asset which on the Closing Date would otherwise constitute a Purchased Asset, except (i) pursuant to existing Contracts or commitments or
(ii) in the ordinary course of business consistent with past practice;

         (c) enter into any Contract relating to the Rutherford Chemicals Business outside the ordinary course of business consistent with past practice, amend, modify, terminate (partially or completely), grant any waiver under, give any consent with respect to or incur any default under any Contract set forth in
Section 3.11 of the Seller Disclosure Schedule;

         (d) increase the compensation payable or to become payable to any of the Business Employees, except for increases in the ordinary course of business consistent with past practice, or enter into or alter any employment, retention, severance, change in control, consulting or service or other similar agreement, except in the ordinary course of business, or enter into any retention agreements or agreements for enhanced or extraordinary severance or change in control benefits, with any Business Employee;

         (e) commence, enter into or alter any Plan or any other profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retirement or incentive plan or any fringe benefit plan for Business Employees, except in the ordinary course of business consistent with past practice;

         (f) voluntarily permit to be incurred any Lien on any asset outside the ordinary course of business which on the Closing Date would constitute a Purchased Asset;

         (g) make or commit to any capital expenditures outside the ordinary course of business with respect to the Rutherford Chemicals Business;

         (h)      change the organizational documents of the Acquired
Subsidiary;

         (i) issue, pledge, dispose or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, the Acquired Subsidiary; or

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

         (j)      enter into any Contract to do any of the foregoing.

         SECTION 5.02. Access to Information. (a) From the date hereof until the Closing Date, Sellers will (i) give Buyer and its Representatives full access to the offices, properties, assets, Contracts, personnel, books and records of Sellers and the Acquired Subsidiary relating to the Rutherford Chemicals Business, and (ii) furnish to Buyer and its Representatives such financial and operating data and other documents and information relating to the Rutherford Chemicals Business as such Persons may reasonably request. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Rutherford Chemicals Business. Notwithstanding the foregoing, prior to the Closing, Buyer shall not have access to medical histories or other information relating to Business Employees which in Cambrex's good faith opinion is sensitive or the disclosure of which could subject any of the Sellers or their Affiliates to risk of liability.

         SECTION 5.03. Notices of Certain Events. From the date hereof until the Closing Date, Sellers shall promptly notify Buyer of:

         (a) any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any Governmental or Regulatory Authority in connection with the transactions contemplated by this Agreement; and

         (c) the commencement of any Action or Proceeding that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.07(a).

         SECTION 5.04. Resignations. On the Closing Date, Sellers will deliver to Buyer the resignations of any director of the Acquired Subsidiary who is not a Business Employee and of Jay Barrett as trustee of the pension plan of the Acquired Subsidiary.

         SECTION 5.05. Affiliate Transactions. As of the Closing Date, all intercompany indebtedness and other amounts owing under Contracts between any Seller or any Affiliate of Seller, on the one hand, and the Acquired Subsidiary, on the other, will be paid in full, and each Seller will, and will cause any of its Affiliates to, terminate each Contract and any other service, transaction or arrangement that any Seller or any Affiliate of Seller provides for or in connection with the operation of the Rutherford Chemicals Business, other than the services, transactions and arrangements contemplated by the Transition Services Agreement and the Supply Agreements.

         SECTION 5.06. Third Party Consents. Cambrex and Sellers will, as promptly as practicable, take all commercially reasonable steps necessary or desirable to obtain all consents (including the Required Consents), approvals or actions of, and give all notices to, any Person required by any Seller to assign material Contracts and Licenses to Buyer and to consummate the transactions contemplated hereby, including without limitation all Contracts described in
Section 3.05 of the Seller Disclosure Schedule.

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

         SECTION 5.07 Non-Compete and Confidentiality Agreements. (a) For a period of three (3) years following the Closing Date, neither Cambrex nor any of its Affiliates will, directly or indirectly, own, manage, join, operate, perform, participate in or otherwise be engaged in the business of developing, manufacturing, selling or distributing any of the Products or Platform Products (collectively, "Competing Products"); provided that nothing contained herein shall prevent Cambrex and its Affiliates from (x) developing, manufacturing, selling or distributing any Platform Products (other than Products) for or into the pharmaceutical and life sciences markets and (y) continuing to manufacture any Competing Products currently being manufactured by Cambrex and its present Subsidiaries so long as those Competing Products are only used by Cambrex and its present Subsidiaries in the manufacture of other products (not including Competing Products) that have been commercially sold by Cambrex and its present Subsidiaries at any time on or prior to the date of this Agreement. For purposes of this Section, (i) "participate" includes any direct or indirect interest in any enterprise, whether as a stockholder, partner, joint venturer or otherwise or rendering any direct or indirect service or assistance (including as a creditor for money borrowed) to any Person, and (ii) ownership of voting securities of an entity whose securities are publicly traded on a recognized securities exchange or quotation system not, in the aggregate, in excess of five percent (5%) of such voting securities shall not be considered to be in competition with the Business. Each of Cambrex and the Sellers agree that this covenant is reasonably designed to protect Buyer's substantial investment in the Rutherford Chemicals Business and is reasonable with respect to its duration, geographical area and scope.

         (b) Nothing contained in the preceding paragraph shall prevent Cambrex or any of its Affiliates from purchasing or otherwise acquiring a diversified company that is engaged, among other businesses, in the business of developing, manufacturing, selling or distributing Competing Products (an "Acquired Business"); provided that if the annual average sales (the "Average Sales") for the three (3) fiscal years prior to the acquisition of such Acquired Business that are derived from sales of Competing Products (such part of the Acquired Business, the "Competing Business") exceed fifteen (15) percent of the annual average of all sales of such Acquired Business for such period (the "Business Threshold"), Cambrex shall contact Buyer within thirty (30) days after the acquisition of such Acquired Business and offer Buyer the opportunity of negotiating in good faith the purchase of the Competing Business. In the event that Buyer and Cambrex, acting in good faith, fail to agree on the terms of a sale transaction and are unable to enter into a definitive agreement for the sale of the Competing Business after a period of ninety (90) days following Cambrex's notification to Buyer, Cambrex and its Affiliates shall be entitled to retain the Competing Business; provided that if fewer than thirty (30) months have elapsed since the date hereof, Cambrex and its Affiliates shall either divest the Competing Business or discontinue or reduce the manufacture, distribution or sale of Competing Products by the Acquired Business such that, within 180 days following the acquisition of the Acquired Business, Cambrex and its Affiliates (including the Acquired Business) are no longer selling the Competing Products produced by the Acquired Business.

         (c) For a period of three (3) years following the Closing Date, neither Cambrex nor any of its Affiliates will intentionally induce or attempt to induce any customer, supplier or other business relation of the Rutherford Chemicals Business to cease doing business with the Rutherford Chemicals Business or materially reduce the amount of such business; provided that Cambrex and its Affiliates will not be precluded from attempting to sell any Competing Products which they are permitted to sell pursuant to paragraph (a) of this Section 5.07 to customers of the Rutherford Chemicals Business in the pharmaceutical and life sciences markets.

         (d) For a period of three (3) years following the Closing Date, neither Cambrex nor any of its Affiliates will directly or indirect solicit the employment of any Business Employee hired by Buyer or any Affiliate of Buyer on the Closing Date, provided that the foregoing shall not prohibit any general solicitation or advertising activities not targeted to any such Business Employee nor apply to any individual whose employment is terminated by Buyer or any Affiliate of Buyer.

         (e) For a period of three (3) years following the Closing Date, Cambrex will hold, and will cause its Affiliates and Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless compelled to disclose by judicial or administrative process or by other requirements of any Law or Order, all confidential or competitively sensitive information relating to the Rutherford Chemicals Business, except to the extent that such information can be shown to have been
(i) in the public domain (either prior to or after the furnishing of such information) through no fault of Cambrex or its Affiliates or its Representatives or (ii) later acquired by Cambrex, its Affiliates or its Representatives from another source if none of Cambrex, its Affiliates or its Representatives is aware that such source is under an obligation to Buyer to keep such information confidential.

         (f) Each of Cambrex and the Sellers acknowledges that the restrictions on its activities and those of its Affiliates under this Section constitute a material inducement to Buyer's entering into and performing this Agreement, further acknowledges, stipulates and agrees that a breach of any of the obligations and agreements set forth in this Section will result in irreparable harm and continuing damage to Buyer for which there will be no adequate remedy at law and further agrees that in the event of any breach of said obligations and agreements, Buyer and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances.

         (g) Whenever possible, each provision and term of this Section shall be interpreted in a manner to be effective and valid but if any provision or term of this Section is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Section. If any of the covenants set forth in this Section are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Sellers.

         SECTION 5.08. Exclusivity. Until the date of termination of this Agreement pursuant to Article XIII hereof, none of Cambrex, Sellers, the Acquired Subsidiary or any of their respective officers, employees, Representatives or Affiliates (together, the "Group") shall (i) initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any Person to acquire all or any significant part of the business and properties, assets, capital stock or capital stock equivalents of Sellers or the Acquired Subsidiary related to the Rutherford Chemicals Business, whether by merger, purchase of stock, purchase of assets or otherwise, or provide any non-public information to any third party in connection therewith or enter into any agreement, arrangement or understanding requiring Cambrex, Sellers or the Acquired Subsidiary to abandon, terminate or fail to consummate the sale of the Purchased Assets to Buyer. Cambrex, Sellers and the Acquired Subsidiary each agree to (i) promptly notify Buyer if any member of the Group receives any indication of interest, request for information or offer with respect to any proposed acquisition of all or any portion of Sellers or the Acquired Subsidiary, (ii) communicate to Buyer in reasonable detail the terms of any such indication, request or proposal, and (iii) provide Buyer with copies of all written communications relating to any such indication, request or proposal. Cambrex, Sellers and the Acquired Subsidiary each represent and warrant to Buyer that no member of the Group is party to or bound by any agreement with respect to a proposed acquisition of all or any portion of the Rutherford Chemicals Business, other than this Agreement. Nothing contained in this Section shall restrict Cambrex's ability to discuss with any Person any business combination transaction not relating exclusively to the Rutherford Chemicals Business or the Purchased Assets so long as such transaction will not impair or interfere with the ability of Cambrex and Sellers to consummate the transactions contemplated by this Agreement.

         SECTION 5.09. Title Insurance and Surveys. Cambrex shall use its commercially reasonable efforts to assist Buyer in obtaining the Title Commitments, Title Policies and Surveys in form and substance as set forth in paragraphs (d) and (e) of Section 10.02. Cambrex shall provide, or shall cause the applicable Seller to provide, the Title Company with any affidavit, indemnity or other assurances reasonably requested by the Title Company to issue the Title Policies.

         SECTION 5.10. CasChem Collective Bargaining Agreement. Following the execution and delivery of this Agreement, Cambrex shall use, or shall cause the applicable Seller to use, commercially reasonable efforts to negotiate with the applicable labor union to extend the current term of the Collective Bargaining Agreement relating to certain CasChem employees (the "CasChem Collective Bargaining Agreement"), shall consult with Buyer periodically and report on the progress of the negotiations, and shall consider in good faith Buyer's reasonable suggestions with respect to such negotiations. Prior to August 17, 2003, neither Cambrex nor such Seller shall agree to such an extension without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed, and at the Closing Buyer shall reimburse Cambrex for any amounts paid by the applicable Seller to Business Employees covered by the CasChem Collective Bargaining Agreement in order to obtain such extension. On or after August 17, 2003, Cambrex or such Seller may agree with the labor union to extend the term of the CasChem Collective Bargaining Agreement without the consent of Buyer to the extent Cambrex or such Seller believes in good faith such extension is in the best interest of the Rutherford Chemical Business as currently operated.

         SECTION 5.11. Fulfillment of Obligations. Cambrex shall cause the Sellers and its and their respective Subsidiaries and Affiliates to perform all of their covenants and agreements contained in this Agreement. Cambrex shall cause Sellers to, and Sellers shall, take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each of the conditions to the obligations of Buyer contained in this Agreement, and Cambrex shall cause Sellers and its and their respective Affiliates to refrain from, and Sellers

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

shall refrain from, taking or failing to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         SECTION 5.12. Payroll. Buyer shall assume responsibility for providing payroll services for the Rutherford Chemicals Business commencing with the first payroll to be processed after the Closing Date. In order to ensure an effective and timely transition from Sellers to Buyer of such payroll responsibility, Sellers shall, prior to the first Rutherford Chemicals Business payroll to be processed after the Closing Date, implement the ADP PCPW system using the Rutherford Chemicals Business payroll data in exchange for a one-time fee to be paid by Buyer to Sellers at the Closing in the amount of $5,000. Sellers shall also implement HR Profile if requested by Buyer as provided in the Transition Services Agreement. Buyer shall, as soon as reasonably practicable after the date of this Agreement, secure all necessary Employer Identification Numbers, banking information, licenses from ADP, payroll tax information and other items as required for Sellers to commence the PCPW implementation. Sellers shall provide such post-Closing transition services with respect to payroll as are provided for in the Transition Services Agreement.

         SECTION 5.13. Renaissance ERP Software. To the extent that Buyer obtains written authorization from Ross Systems, Inc. (which Cambrex shall use commercially reasonable efforts to assist Buyer in obtaining) for Cambrex to provide Buyer with (a) a copy of the version of the Renaissance ERP Software currently used by the Rutherford Chemicals Business, as modified by or on behalf of Cambrex on or prior to the Closing (as so modified, the "Software"), together with copies of any documentation in Cambrex's possession related thereto, and
(b) a worldwide, royalty-free, perpetual, irrevocable license to use the Software and such related documentation (the "Software License"), Cambrex will, at the Closing, (x) provide Buyer with a true, correct and complete copy of the source code and object code of the Software and such related documentation and
(y) grant the Software License to Buyer .

         SECTION 5.14. Confidentiality Agreements. At the Closing, Cambrex will assign to Buyer, and deliver to Buyer copies of, any confidentiality or similar agreements entered into by or on behalf of Cambrex or any of its Affiliates with any third party in connection with the proposed sale of the Rutherford Chemicals Business (other than the Confidentiality Agreement dated February 21, 2003 between Arsenal Capital Partners and BAS on behalf of Cambrex) that remain in effect on the Closing Date. Upon such assignment and delivery, such agreements shall be deemed to be Purchased Assets for all purposes of this Agreement.

                                   ARTICLE VI

                               COVENANTS OF BUYER

         SECTION 6.01. Use of Names and Trademarks. Following the Closing, neither Buyer nor any of its Affiliates shall, directly or indirectly, use or otherwise exploit the Seller Names, or any other tradename, domain name, trademark or service mark confusingly similar thereto. Notwithstanding the foregoing, for a period of six (6) months following the Closing Date, Buyer and its Affiliates may, and Sellers hereby grant to Buyer a non-exclusive, free, irrevocable license to, use, solely in connection with the operation of the Rutherford Chemicals Business, printed purchase orders, sales invoices, marketing materials, packaging materials, stationary, printed forms, other documents and office and shipping supplies on hand on the Closing Date containing the Seller Name thereon. It is expressly agreed that a violation of Section 6.01 by Buyer or any of its Affiliates will cause irreparable harm to the other party that cannot be adequately addressed by a remedy at law. Therefore, in the event of any threatened or actual violation of this Section 6.01, Sellers will be entitled to seek an injunction or other equitable remedies in addition to indemnification for breach of covenant pursuant to the terms of this Agreement.

         SECTION 6.02. Transfer of Environmental Licenses. Without limiting any provisions of this Agreement, following the Closing, Buyer shall use its commercially reasonable efforts to (i) take all such reasonable actions, including without limitation the posting of bonds and financial guarantees, as are required under applicable Environmental Laws (other than establishing any "remediation funding source" for the CasChem site to the extent that Sellers are responsible to provide such funding source under Section 7.07) to secure the transfer to Buyer from any relevant Seller of any License required for the ownership and operation of the Rutherford Chemicals Business that may be lawfully transferred solely by the actions of Buyer and such Seller, and (ii) with respect to all other such Licenses that cannot be so transferred, submit such notices, applications and requests as are required for such Licenses to be obtained in the name of Buyer or its Affiliates. To the extent that any such License has not been transferred to Buyer or an Affiliate of Buyer or amended or reissued to reflect Buyer or an Affiliate as the License holder, as applicable, Buyer and its Affiliates shall use their commercially reasonable efforts to comply in all material respects with the terms and conditions of all such Licenses held in the name of the relevant Seller, as well as all other terms and conditions of Environmental Laws applicable to the activities governed by or subject to such Licenses. Cambrex and Sellers shall cooperate with Buyer to facilitate the transfer of Licenses in accordance with this Section 6.02 and, in the event that any such Licenses cannot be transferred, Cambrex and Sellers shall use commercially reasonable efforts to assist Buyer with completing the applications for such Licenses and shall execute such documents reasonably necessary to permit Buyer to operate the Rutherford Chemicals Business pending the issuance of such Licenses in Buyer's name.

         SECTION 6.03. Post-Closing Environmental Operating Costs. Without limiting the representations and warranties of Sellers contained in Section 3.18 or other obligations of Sellers under this Agreement, including without limitation Section 7.10, Buyer will be responsible for all post-Closing ordinary course environmental operating and capital costs arising from the post-Closing operation of the Rutherford Chemicals Business by Buyer, such as costs associated with administrative and regulatory compliance, communications with Governmental or Regulatory Authorities, testing and licensing, and Remediation Costs associated with post-Closing compliance with Environmental Laws (except to the extent any such post-Closing non-compliance represents a continuation of any matter that first occurred prior to the Closing Date); provided, however, nothing in this Section 6.03 shall limit the responsibility of Sellers for Remediation Costs under Section 7.07 and Section 7.08.

         SECTION 6.04. Other Post-Closing Environmental Matters. For so long as Cambrex and its Affiliates have any potential responsibility for Remediation Costs under the terms of this Agreement, (a) Buyer and its Affiliates will not conduct any Phase II environmental assessments at or on any of the Real Property unless specifically requested by a Governmental or Regulatory

Authority (and Buyer shall give Cambrex reasonably prompt notice of any such request) or required under any Environmental Law, including in connection with a sale or recapitalization of all or any portion of the Rutherford Chemical Business or any Real Property, and then only after Buyer shall have used its commercially reasonable efforts to cause such Governmental or Regulatory Authority to withdraw or modify such request or waive or modify the requirement, as the case may be, including by proposing reasonable, lower cost alternatives designed to mitigate Remediation Costs to Sellers; and (b) Buyer will consult with Cambrex or its Representatives on a quarterly basis at the request of Cambrex and its Representatives with respect to environmental matters (including, without limitation, any plans or proposals Buyer may have that would materially increase any Remediation Costs for which Sellers bear any responsibility under this Agreement); provided, however, that no such consultation shall prejudice the parties' rights under this Agreement. Buyer's breach of this Section 6.04 shall not excuse performance by Sellers of any of their obligations under this Agreement.

         SECTION 6.05. Fulfillment of Obligations. Buyer shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each of the conditions to the obligations of Sellers contained in this Agreement, and Buyer will refrain from taking or failing to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

         SECTION 6.06. Financing. Buyer will use commercially reasonable efforts to enter into definitive agreements providing for the financing of Buyer's acquisition of the Rutherford Chemicals Business hereunder and related expenses containing terms substantially similar to those set forth in the commitment letters referred to in Section 4.07 or such other terms as are reasonably satisfactory to Buyer, and to obtain on the Closing Date the financing contemplated by such definitive financing agreements.

                                   ARTICLE VII

                         COVENANTS OF BUYER AND SELLERS

         SECTION 7.01. Further Assurances; Post-Closing Access. (a) Each of the Sellers and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good title to or a valid leasehold interest in, as the case may be, the Purchased Assets.

         (b) Following the Closing, each party will afford the other party and its Representatives, during normal business hours and without unreasonable interference with the operation of such party's business, reasonable access to its officers and employees, the locations at which the Rutherford Chemicals Business is operated and any books and records relating to the Rutherford Chemicals Business in its possession, and the right to make copies and extracts therefrom (at the requesting party's cost), all solely to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of financial statements or Tax Returns including, without limitation, in connection with the performance by Buyer and its Representatives of an audit of the Rutherford Chemicals Business following the Closing, (ii) compliance with the requirements of any Law or Order, (iii) the determination or enforcement of the rights or obligations of any Indemnified Party or (iv) the payment, performance or discharge of any Assumed Liability or Excluded Liability. Each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any books, records and other data relating to the Rutherford Chemicals Business, the Purchased Assets or any Business Employees unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

         (c) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or otherwise, the furnishing of information, documents or records in accordance with Section 7.01(b) shall be subject solely to applicable rules relating to discovery with respect to the scope and subject matter of such litigation, if any.

         (d) Notwithstanding anything herein to the contrary, Cambrex, Buyer, and each other party hereto (and each Affiliate and Person acting on behalf of any such party) agree that each party (and each employee, Representative and other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of this transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such Person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable Federal or state securities law; provided, however, that such disclosure may not be made until the earlier of the date of the public announcement of discussions relating to the transaction, the date of the public announcement of the transaction, or the date of the execution of an agreement to enter into the transaction. This authorization is not intended to permit disclosure of any other information including (i) any portion of any materials to the extent not related to the tax treatment or tax structure of this transaction, (ii) the identities of participants, (iii) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of this transaction), or (iv) any other term or detail not relevant to the tax treatment or the tax structure of this transaction.

         SECTION 7.02. HSR Filing and Certain Other Filings. (a) Each of the Sellers and the Acquired Subsidiary and Buyer shall cooperate with one another
(i) in determining whether any action by or in respect of, or filing with, any Governmental or Regulatory Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contract, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers set forth in Section 7.02(a) of the Seller Disclosure Schedule.

         (b) In addition to and not in limitation of the covenants contained in paragraph (a), Sellers and Buyer will (i) promptly take all actions necessary to make the filings required by Sellers and Buyer under the HSR Act,
(ii) comply at the earliest practical date with any request for additional information received by either party from any Governmental or Regulatory Authority pursuant to the HSR Act and (iii) cooperate with the other party in connection with such party's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by any Governmental or Regulatory Authority pursuant to the HSR Act.

         SECTION 7.03. Public Announcements. The parties agree to consult with each other before issuing any press release or making any statement to the public with respect to the execution and delivery of this Agreement or the occurrence of the Closing and, except as may be required by applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such statement to the public prior to such consultation; provided that except as required by applicable Law, no party hereto will disclose the identity of another party hereto or its Affiliates or owners without their prior written consent; and provided further, however, that Buyer understands and agrees that Cambrex's initial press release announcing the execution and delivery of this Agreement will refer to "Arsenal Capital Partners" as the owner of Buyer.

         SECTION 7.04. WARN Act. Buyer shall assume all obligations and liabilities for the provision of notice or payment in lieu of notice or any applicable damages and/or penalties under the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Law arising as a result of any termination following the Closing of Business Employees covered by the WARN Act or any similar state or local Law. Sellers shall take all actions necessary to comply with the WARN Act and each similar state or local law for all periods prior to the Closing.

         SECTION 7.05. Transition Services. Cambrex and Buyer shall enter into, simultaneously with but subject to the occurrence of the Closing, the Transition Services Agreement.

         SECTION 7.06. Supply Agreements. Cambrex and Buyer shall enter into, simultaneously with but subject to the occurrence of the Closing, the Supply Agreements.

         SECTION 7.07. Sellers' Retained Remediation Activities. (a) Without limiting any provision of this Agreement, Sellers shall conduct or cause to be conducted, or shall cause the applicable Seller to conduct or cause to be conducted, all Remediation required to resolve Environmental Liabilities existing as of the Closing Date and related to the presence of Hazardous Materials in, on, beneath, from or adjacent to the Bayonne Facility and the Harriman Facility, as provided in this Section 7.07 ("Retained Remediation Activities"). All Environmental Liabilities arising from or relating to these activities shall be Excluded Liabilities under this Agreement.

         (b) At the Harriman Facility, the applicable Seller shall conduct and complete the Remediation of Hazardous Materials identified as of the Closing Date in or subject to the Nepera Consent Order, as required to be implemented by the New York Department of Environmental Conservation ("NYDEC") pursuant to the Record of Decision for Site No. 33606, dated March 1997. The applicable Seller shall prepare all reports, correspondence, studies and documentation necessary for such Remediation at its own expense and shall conduct and complete such Remediation in compliance with the Orders of NYDEC and otherwise in compliance with applicable Environmental Laws.

         (c) At the Bayonne Facility, the applicable Seller shall conduct and complete all Remediation required under the New Jersey Industrial Site Recovery Act, as amended, and the regulations thereunder ("ISRA") as follows:

                  (i) Prior to the Closing, the applicable Seller shall take all actions necessary to obtain from the New Jersey Department of Environmental Protection ("NJDEP") one or more of the following to the extent required by ISRA (or the equivalent under ISRA) in order to permit the transfer of the Bayonne Facility and related Real Property to Buyer as contemplated by this Agreement: (A) an authorization to transfer ownership or operations pursuant to N.J.S.A. Section 13:1K-11.5; (B) an approved negative declaration; (C) an approved remedial action workplan; (D) a no further action letter or authorization letter under NJ Administrative Code, Section 7:26B-1.8; and/or (E) an approved remediation agreement ("Remediation Agreement"). The applicable Seller shall secure or post any "remediation funding source" in the amount and form required by ISRA and any Remediation Agreement to be entered into between Sellers, Buyer and NJDEP.

                  (ii) Following the Closing, the applicable Seller shall conduct and complete the Remediation required under ISRA as a result of the consummation of the transactions contemplated by this Agreement and any Remediation Agreement, including, without limitation, conducting all necessary investigations, submitting all necessary applications and reports, executing all necessary agreements and taking all other actions required by NJDEP to comply with ISRA.

         (d) The applicable Seller's Remediation obligations under Section 7.07(b) shall be satisfied with respect to the Harriman Facility and the applicable Seller's Remediation obligations under Section 7.07(c) shall be satisfied with respect to the Bayonne Facility upon (in each case) (i) (x) completion of Remediation sufficient to achieve reductions of contaminant concentrations or risk levels of the Hazardous Materials for which the applicable Seller is responsible under this Section 7.07 required for continuing use of the Harriman Facility and the Bayonne Facility, as applicable, for its present purposes ("Industrial Cleanup Standards"), and (y) issuance of a written assurance of concurrence by the jurisdictional Governmental or Regulatory Authorities (such as a "no further action" letter or its equivalent or acceptance by such Governmental or Regulatory Authority of the applicable Seller's final notice of completion) that such Remediation has been completed as required by applicable Law, and (ii) in either case, if monitoring or maintenance of the site conditions is required after completion of Remediation, such monitoring and/or maintenance having been conducted for a period of at least two years without the imposition of additional Remediation requirements (unless a longer period is required by a Governmental or Regulatory Authority), with respect to the Hazardous Materials for which the applicable Seller is responsible under this Section 7.07, by the jurisdictional Governmental or Regulatory Authorities; provided, however, that Sellers shall remain responsible for all biennial reporting and certification requirements associated with any institutional controls used as part of the Remediation at the Bayonne Facility, including but not limited to the reporting and certification requirements of a Deed Notice (N.J.A.C. 7:26E-8.1 - 8.7 and Appendix E) or a ground water Classification Exception Area (N.J.A.C. 7:26E-8.1 - 8.7), and any sampling required during or at the conclusion of a Classification Exception Area.

         (e) Prior to the breaking of ground or performance of any Remediation by the Sellers under this Section 7.07, the Sellers shall make reasonable effort to locate, identify and mark all subsurface utilities, including at the Bayonne Facility in compliance with the Underground Facility Protection Act, N.J.S.A. 48:2-73 et seq. and N.J.A.C. 14:2-5.1 et seq. and at the Harriman Facility in compliance with the Protection of Underground Facilities, NY Pub. Serv. Law Section 119-b (McKinney 2003). All ground water, development water, drill cuttings, used personal protective equipment or other material generated as a result of Remediation by Sellers ("Remediation Material") under this Section 7.07 shall be the sole property of the Sellers, and the Sellers shall be the sole generator of such material and shall be responsible for the proper handling, storage and disposal of such materials in accordance with Environmental Laws except to the extent such Remediation Material is commingled with contaminated material generated by Buyer. Sellers shall use their commercially reasonable efforts to remove Remediation Materials from the applicable Real Property as soon as reasonably practicable following generation thereof. Following the completion of the Remediation, the Sellers shall at their sole cost and expense restore the ground at the Real Property to substantially the same condition it was in prior to the performance of the Remediation.

         (f) With respect to the Remediation obligations under this Section 7.07, Buyer shall not:

                  (i) Without the express written consent of Cambrex, communicate with NJDEP, NYDEC or any other Governmental or Regulatory Authority or any third Person regarding Hazardous Materials being addressed by Remediation conducted by the applicable Seller or any other Seller pursuant to this Section 7.07 with respect to the Harriman Facility or the Bayonne Facility, unless and to the extent required to do so (x) pursuant to applicable Law, and then only after providing Cambrex with reasonable notice and the opportunity to defend such request and/or respond to it on Buyer's behalf, or (y) in an emergency situation or to mitigate damages from the release of Hazardous Materials, in either of which cases Buyer shall promptly send copies of all such communications to Cambrex;

                  (ii) Engage in any Deviation from Past Practices that materially increases the obligations of or cost or scope of Remediation required to be conducted by any Seller pursuant to this Section 7.07; or

                  (iii)    Without limiting any of the provisions of this
         Section 7.07, unreasonably or negligently interfere with any Seller's performance of its Remediation obligations under this Section, including any destruction of documents or equipment, denial of access or refusal to respond to or sign documentation reasonably requested by Sellers to comply with such Remediation obligations; provided that nothing in this Section 7.07(f) shall unreasonably interfere with the operations of the Rutherford Chemicals Business or cause Buyer to incur any material additional expense.

         (g) With respect to the Remediation obligations under this Section 7.07, Buyer shall:

                  (i) Provide to Sellers and their Representatives and contractors such reasonable access to the Harriman Facility and the Bayonne Facility as is reasonably required, during the normal working hours of the Harriman Facility and the Bayonne Facility, for the performance of any required Remediation, including without limitation, such access as is reasonably necessary to finance, install and operate groundwater monitoring or recovery wells, groundwater collection and treatment systems, and to conduct removal of Hazardous Materials, provided that none of the activities of Sellers or their Representatives shall unreasonably interfere with Buyer's operation of the Rutherford Chemicals Business and the Purchased Assets at such facilities;

                  (ii)     Without limiting any of the provisions of this
         Section 7.07, provide to Sellers and their Representatives and contractors such non-privileged information as is within the reasonable possession or knowledge of Buyer and/or, to the extent reasonably available, current Business Employees of the Bayonne Facility or the Harriman Facility, in each case, relating to the performance of the Remediation, including without limitation non-privileged information regarding the location of Hazardous Materials for which any Seller is responsible hereunder, historical uses of the Harriman Facility or Bayonne Facility, and the location of subsurface structures, equipment and utilities;

                  (iii) Sign any certifications or other documentation, including without limitation, any deed restrictions, use restrictions, applications, certifications or other reasonable agreements required by the applicable Seller or NJDEP, with respect to the Bayonne Facility, or the applicable Seller or NYDEC, with respect to the Harriman Facility, in order to complete the Remediation and obtain concurrence of such completion from the jurisdictional Governmental or Regulatory Authorities; provided, however, that Buyer shall have no obligation to sign any such certifications or other documents to the extent such certifications and documents impose engineering barriers, institutional controls or other limitations that could result in material cost to Buyer or unreasonably interfere with Buyer's ability to conduct a chemicals manufacturing, warehousing or distribution business on the Real Property; and

                  (iv) In connection with any Remediation by Sellers under this Section 7.07, Buyer and its Affiliates shall be entitled to reasonable participation in the activities of each Seller relating thereto and each Seller shall facilitate such participation, such reasonable participation to include, without limitation, the right to
         (x) receive and comment on copies of material reports, work plans, agreements with any Governmental or Regulatory Authority and other documents prior to submission (and each Seller shall consider in good faith any reasonable comments of Buyer with respect thereto); (y) receive prior notice of and attend (as an observer) any meetings with Governmental or Regulatory Authorities (if acceptable to such authorities); and (z) review and comment on material decisions of each Seller; provided that without limiting any other provision of this
         Section 7.07(g)(iv), the parties recognize that ultimate decision-making authority is retained by Sellers.

         (h) Buyer's breach of any of its obligations under Section 7.07(f) or Section 7.07(g) shall not excuse performance by Sellers of any of their obligations under this Agreement, and Buyer shall not be liable to Sellers for any consequential, punitive, special, indirect or incidental damages as a result of any such breach.

         (i) Without limiting any other provision of this Agreement, Sellers and Buyer shall diligently and expeditiously as reasonably practicable, perform their respective obligations under this Section 7.07.

         (j) To the extent that, as a result of the ISRA compliance procedures undertaken pursuant to paragraph (c) of this Section 7.07, the jurisdictional Governmental or Regulatory Authority agrees that one or more specifically designated areas of the Bayonne Facility or the related Real Property constitutes an "inaccessible solid waste management unit," an "inaccessible area of concern," or similar designation and, in any such case, is not required to be Remediated, Buyer shall reasonably consider, and negotiate in good faith, a request by Sellers to amend the definition of "Designated Environmental Concerns" contained in this Agreement to include one or more of such areas; provided that Buyer may, following such negotiations, decide in its sole and reasonable discretion not to agree to include one or more of such areas in such definition.

         SECTION 7.08. Other Remediation Activities. (a) Except for the Retained Remediation Activities, which are governed by Section 7.07, Remediation Costs arising from or relating to other Environmental Liabilities arising from or related to the presence or release of Hazardous Materials in, on, beneath, from or adjacent to any of the Real Property on or prior to the Closing Date or non-compliance with any Environmental Law (as such Laws are in effect on or prior to the Closing Date) on or prior to the Closing Date ("Other Remediation Activities") shall be allocated between Buyer and Cambrex as provided in this
Section 7.08.

         (b) Except as provided in paragraph (c) or (d) of this Section 7.08, Cambrex will be responsible for all Remediation Costs relating to or arising out of Other Remediation Activities with a Remediation Commencement Date occurring during the Applicable Period; provided that Buyer shall be responsible for the first $75,000 of all such Remediation Costs incurred during each twelve
(12) month period during the Applicable Period.

         (c)      Notwithstanding the provisions of paragraph (b) of this
Section 7.08, Remediation Costs relating to or arising out of Other Remediation Activities with a Remediation Commencement Date occurring during the Applicable Period to the extent they arise or result from a Deviation from Past Practices with respect to a Designated Environmental Concern shall be allocated between Buyer and Cambrex as follows, except that Buyer will be responsible for the first $100,000 of such Remediation Costs incurred during each twelve (12) month period during the Applicable Period:

   TWELVE- MONTH PERIOD
    BEGINNING WITH THE              CAMBREX SHARE OF               BUYER SHARE OF
      CLOSING DATE                  REMEDIATION COSTS             REMEDIATION COSTS
-----------------------------------------------------------------------------------
         Period 1                          80%                           20%
-----------------------------------------------------------------------------------
         Period 2                          80%                           20%
-----------------------------------------------------------------------------------
         Period 3                          80%                           20%
-----------------------------------------------------------------------------------
         Period 4                          70%                           30%
-----------------------------------------------------------------------------------
         Period 5                          60%                           40%
-----------------------------------------------------------------------------------
         Period 6                          50%                           50%
-----------------------------------------------------------------------------------
         Period 7                          40%                           60%
-----------------------------------------------------------------------------------
         Period 8                          30%                           70%
-----------------------------------------------------------------------------------
         Period 9                          20%                           80%
-----------------------------------------------------------------------------------
         Period 10                         20%                           80%
-----------------------------------------------------------------------------------

Any Remediation Costs required to be borne by Buyer during any twelve (12) month period during the Applicable Period pursuant to the last clause of the previous sentence shall be credited against the Remediation Costs allocated to Buyer pursuant to the chart above for such twelve (12) month period. The applicable allocation of Remediation Costs between Cambrex and Buyer with respect to any Other Remediation Activity shall be determined based on the twelve (12) month period during the Applicable Period in which the Remediation Commencement Date for such Other Remediation Activity occurs.

         (d)      Notwithstanding the provisions of paragraph (b) of this
Section 7.08, Buyer shall be responsible for all Remediation Costs relating to or arising out of Other Remediation Activities with a Remediation Commencement Date occurring during the Applicable Period which arise or result from a Deviation from Past Practices with respect to a Designated Area.

         (e) Buyer shall be responsible for all Remediation Costs relating to or arising out of Other Remediation Activities with a Remediation Commencement Date occurring following the Applicable Period.

         (f) Buyer shall conduct or cause to be conducted the Other Remediation Activities and shall assume Principal Management of such Other Remediation Activities under this Section 7.08. "Principal Management" means the authority to principally direct the handling of the Other Remediation Activities, including, without limitation, selection of consultants, contractors, experts or advisors; evaluation, selection and implementation of remedial measures; and negotiations with or challenges to any Governmental or Regulatory Authority and third parties. In connection with any Other Remediation Activities with respect to which Cambrex is required by this Section 7.08 to bear all or any portion of the Remediation Costs, (i) Sellers and their Affiliates shall be entitled to reasonable participation in the activities of Buyer relating thereto and Buyer shall facilitate such participation, such reasonable participation to include, without limitation, the right to (x) receive and comment on copies of material reports, work plans, agreements with Governmental or Regulatory Authorities and other documents prior to submission (and Buyer shall consider in good faith any reasonable comments of Sellers with respect thereto); (y) receive prior notice of and attend any meetings with Governmental or Regulatory Authorities (if acceptable to such authorities); and
(z) review and comment on decisions of Buyer; provided that Buyer will use commercially reasonable efforts to cooperate with Cambrex and to minimize such Remediation Costs, including in connection with the timing and nature of its provision of notice to and negotiations with Governmental or Regulatory Authorities.

         (g) Without limiting any other provision of this Agreement, Sellers and Buyer shall diligently and expeditiously as reasonably practicable, perform their respective obligations under this Section 7.08.

         SECTION 7.09. Bulk Sales Laws. Buyer and Sellers each hereby waive compliance by Sellers with the provisions of the "bulk sales", "bulk transfer" or similar Laws of any state or other jurisdiction.

         SECTION 7.10. MACT Test. (a) Sellers shall undertake diligent efforts to perform and receive the results, prior to the Closing Date, of the maximum achievable control technology ("MACT") performance test of the hazardous waste incinerator at the Harriman Facility (the "Harriman Incinerator") as required by the HAPHWC Rule and pursuant to the Comprehensive Performance Test ("CPT") Plan submitted to the NYDEC on July 30,2003, subject to such modifications as (consistent with the next sentence) may be agreed to with or imposed by the NYDEC (the "MACT Test"). Seller agrees to undertake commercially reasonable efforts to ensure that the final CPT Plan approved by NYDEC will allow the MACT Test to be performed at a range of operating parameters designed to allow Buyer to operate the Harriman Incinerator at the Target Plant Capacity and under the Baseline Operating Conditions; provided that Sellers shall not be required to take any action that could unreasonably delay the performance of the MACT Test. The parties recognize and agree that the performance of the MACT Test and the receipt of the results of the MACT Test are not conditions to Closing. If Sellers are unable to complete the MACT Test prior to the Closing Date, they shall, through retention of a competent third party testing firm, complete the MACT Test as soon as reasonably practicable after the Closing Date; provided that Sellers shall nevertheless prepare the Documentation of Compliance ("DOC") or Notice of Compliance ("NOC"), as appropriate, and the Required MACT Plans for the Harriman Incinerator by no later than September 30, 2003. Sellers shall pay for all costs and expenses associated with the MACT Test. Sellers' obligations under this Section shall be deemed to be satisfied upon receipt of a final Title V Permit allowing Buyer to operate the Harriman Incinerator at the Baseline Plant Capacity and under the Baseline Operating Conditions.

         (b) In the event the MACT Test is unable to be completed prior to Closing, Buyer will, after Closing and until the MACT Test is completed, continue to operate the Harriman Incinerator in accordance with current operating conditions, and Buyer will, reasonably prior to and during the MACT Test, refrain from conducting any unusual operation or maintenance

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activities that may adversely impact the conduct of the MACT Test; provided that
(i) Buyer shall reasonably consult with Sellers concerning its operation and maintenance of the Harriman Facility (to the extent related to the MACT Test) reasonably prior to and during the MACT Test and consider Sellers' reasonable suggestions in good faith and (ii) nothing herein shall (x) require Buyer to operate the Harriman Incinerator in any manner that unduly restricts the operations of the Harriman Facility or (y) prevent Buyer from responding to emergency situations or complying with all requirements of Law or Governmental or Regulatory Authorities.

         (c) Sellers shall indemnify, defend and hold harmless Buyer from any and all fines, penalties, costs, expenses and losses, including without limitation business interruption losses ("MACT Costs"), arising from or relating to (x) failure of Sellers to prepare the DOC or the NOC, as appropriate, and the Required MACT Plans by September 30, 2003; (y) failure of the Harriman Incinerator, based on the MACT Test, to comply with all applicable requirements of the HAPHWC Rule; and (z) Remediation to the extent required by the relevant Governmental or Regulatory Authorities as a result of the MACT Test in order to obtain a Title V Permit allowing Buyer to lawfully operate the Harriman Incinerator in a manner that does not represent (i) a material reduction in Baseline Plant Capacity or (ii) a material increase in Baseline Operating Conditions. Notwithstanding the foregoing, incremental costs necessitated by changes in the HAPHWC Rule that are adopted subsequent to the date of the MACT Test do not constitute MACT Costs for which Sellers are responsible under this Section. Buyer shall cooperate with Sellers in good faith to enable Sellers to perform their obligations under this Section and shall conduct all activities under this Section in a cost effective and commercially reasonable manner so as to minimize any MACT Costs associated with clauses (x) and (y) above.

         (d) In the event that Sellers are required to indemnify Buyer for any MACT Costs pursuant to this Section, each Seller shall be entitled to reasonable participation in the activities of Buyer and its Affiliates relating thereto and Buyer shall facilitate such participation, such reasonable participation to include, without limitation, the right to (i) receive and comment on copies of material reports, work plans, and agreements with Governmental or Regulatory Authorities (and Buyer shall consider in good faith any reasonable comments of each Seller with respect thereto); (ii) receive prior notice of and attend any meetings with Governmental or Regulatory Authorities (if acceptable to such authorities); and (iii) review and comment on decisions of Buyer.

         SECTION 7.11. Apportionment of Remediation Costs. To the extent that any Remediation with respect to an Other Remediation Activity relates to the release of Hazardous Materials first occurring after the Closing or non-compliance with any Environmental Law first occurring after the Closing that does not, in either case, represent the continuation of a pre-Closing release or non-compliance, the parties shall agree in good faith on an equitable apportionment of the Remediation Costs associated therewith to Buyer.

         SECTION 7.12. Third Party Recoveries. All rights to claims and related recoveries against contributing third parties with respect to any Remediation Costs governed by Section 7.07 or Section 7.08, including under Contracts or resulting from Actions or Proceedings or otherwise, shall be allocated between Sellers, on the one hand, and Buyer, on the other hand, in proportion to the allocation of responsibility for such Remediation Costs under Section 7.07 or
Section 7.08; provided that any deductible payment by Buyer under paragraph (b) or (c) of

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Section 7.08 shall have priority to such recoveries over any payments that are shared by Buyer and Sellers under those paragraphs.

                                  ARTICLE VIII

                                   TAX MATTERS

         SECTION 8.01. Definitions. The following terms, as used herein, have the following meanings:

                  "Acquired Subsidiary Tax Returns" means all material Tax Returns required to be filed by or on behalf of the Acquired Subsidiary.

                  "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date; and, with respect to a Tax period that begins on or before the Closing Date and ends thereafter, the portion of such Tax period before and including the Closing Date.

                  "Seller Group" means, with respect to Federal income taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which any Seller is a member and, with respect to any income or franchise Taxes, the consolidated, combined or unitary group of which such Seller or any of its Affiliates is a member other than, in each case, the Acquired Subsidiary.

                  "Tax" means any form of taxation, duties, levies and imposts of any jurisdiction, including without limitation (i) any United States Federal, state or local or any non-United States net or gross income, gross receipts, net proceeds, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatsoever, whether disputed or not, including any interest, penalty or addition thereto; (ii) any United Kingdom corporation tax, including installment payments in respect of corporation tax, advance corporation tax, charge under s.419, s.601(2) or s.747 Income and Corporation Taxes Act 1988, income tax, capital gains tax, value added tax, duties of excise, customs and other import duties, inheritance tax, stamp duty reserve tax, capital duties and national insurance contributions; (iii) any liability for or in respect of the payment of any amount of a type described in clause (i) or (ii) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; or
         (iv) any liability for or in respect of the payment of any amount described in clause (i), (ii) or (iii) of this definition as a transferee or successor, by contract or otherwise.

                  "Tax Asset" means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, right to repayment of Tax or any other credit, tax relief or attribute that could be used or carried forward or back to reduce Taxes

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

         (including, without limitation, deductions and credits related to alternative minimum Taxes).

                  "Tax Return" means any return, statement, report or form required to be filed with any Governmental or Regulating Authority relating to Taxes.

                  "Tax Sharing Agreement" means any existing Contract (whether or not written) binding the Acquired Subsidiary that provides for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts or gains for the principal purpose of determining any Person's Tax liability.

         SECTION 8.02. Tax Representations. Cambrex represents and warrants to Buyer as of the date hereof and at the Closing that, except as set forth in
Section 8.02 of the Seller Disclosure Schedule, (i) all Acquired Subsidiary Tax Returns required to have been filed or prior to the Closing Date have been filed on or will be timely filed on or before the Closing Date; (ii) the Acquired Subsidiary, and with respect to the Purchased Assets the Sellers, have timely paid all Taxes due and owing and or will timely pay all Taxes due and owing and have reserved on their respective books and records in accordance with United States GAAP (with respect to the Purchased Assets other than the Acquired Subsidiary Shares) and United Kingdom GAAP (with respect to the Acquired Subsidiary) for all Taxes for which assessments have been received, for all periods (or portions thereof) ending on or before the Closing Date; (iii) the Acquired Subsidiary Tax Returns that have been or will be filed on or before the Closing Date are true, correct and complete in all respects; (iv) there is no Action or Proceeding now pending or, to Seller's knowledge, proposed against or with respect to the Acquired Subsidiary in respect of any Tax which could give rise to a material liability for Taxes; (v) the Acquired Subsidiary is not a party to any Contract or practice for the sharing of Taxes or obligated to indemnify any other party for Taxes of such party; (vi) there are no outstanding rulings of, or requests for rulings with, any Governmental or Regulatory Authority that are, or if issued would be, binding on the Acquired Subsidiary;
(vii) there are no Liens for Taxes on any asset of the Acquired Subsidiary, other than for Taxes not yet due and payable or being contested in good faith;
(viii) the Acquired Subsidiary will not be required to include any adjustment in taxable income for any period ending after the Closing under Section 481 of the Code (or under any similar provision of the Tax Laws of any jurisdiction) as a result of a change in the method of accounting for a period ending on or before the Closing or pursuant to an agreement with a Tax authority with regard to the Tax liability of the Acquired Subsidiary for any period ending on or before the Closing; (ix) there are no outstanding powers of attorney enabling any party to represent the Acquired Subsidiary with respect to Taxes; (x) each Seller and the Acquired Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Forms W-2 and 1099 (and non-U.S. forms) required with respect thereto have been properly completed and timely filed; (xi) the Acquired Subsidiary currently is not the beneficiary of any extension of time within which to file any Tax Return; (xii) no claim has ever been made in writing by an authority in a jurisdiction where the Acquired Subsidiary does not file Tax Returns that it is subject to taxation by that jurisdiction; (xiii) the unpaid Taxes of the Acquired Subsidiary, being current Taxes not yet due and payable, (a) as of December 31, 2002, did not exceed the amount of the reserve for Tax liability (rather than any reserve for deferred Taxes

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established to reflect timing differences between book and Tax income) set out on the face of the Acquired Subsidiary's audited balance sheet prepared in accordance with United Kingdom GAAP for the year ended December 31, 2002 (rather than in any notes thereto) and (b) as of the Closing Date, will not exceed the amount of that reserve, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Acquired Subsidiary in filing its Tax Returns; (xiv) any Tax Assets included in the Acquired Subsidiary's audited accounts prepared in accordance with United Kingdom GAAP for the year ended December 31, 2002 are available as at Closing; (xv) the Acquired Subsidiary has kept and preserved all such records and information as are likely to be needed in respect of Tax Returns relating to periods ended before or current at Closing; (xvi) the Acquired Subsidiary has not without the prior consent of the United Kingdom Treasury been a party to any transaction for which consent under s.765 Income and Corporation Taxes Act 1988 was required or would have been required but for s.765A Income and Corporation Taxes Act 1988;
(xvii) the Acquired Subsidiary has not entered into or been party to a transaction or series of transactions to which (or which contain steps to which) s.703, s.770A or Schedule 28AA Income and Corporation Taxes Act 1988, s.168A Finance Act 1994, schedule 9 paragraph 13 Finance Act 1996, paragraph 21 schedule 20 Finance Act 2000, paragraph 16 schedule 12 Finance Act 2002, schedule 29 paragraph 111 Finance Act 2002, schedule 26 paragraph 23 Finance Act 2002 or paragraph 5 schedule 7 AC Taxation of Chargeable Gains Act 1992 could apply in each case without having received clearance in respect thereof from the United Kingdom Inland Revenue; (xviii) Section 8.02 of the Seller Disclosure Schedule contains details of any claims made by the Acquired Subsidiary under
Section 152 to 156 or s179B Taxation of Chargeable Gains Act 1992 and no such claim or other claim has been made by any other Person (in particular pursuant to s.175 TCGA 1992) which affects or could affect the amount or value of the consideration for the acquisition of any asset by the Acquired Subsidiary taken into account in calculating liability to corporation tax on chargeable gains on a subsequent disposal; (xix) the Acquired Subsidiary has properly operated the United Kingdom Pay As You Earn system, and has made such deductions and payments in respect of United Kingdom income tax and national insurance contributions in respect of payments or benefits made or treated as made to current or former employees and officers; (xx) the Acquired Subsidiary has not provided, or agreed to provide, to any current or former employee or officer any rights or benefits in or connected to shares or securities; (xxi) all documents in the enforcement of which the Acquired Subsidiary has an interest which are subject to United Kingdom stamp duty have been duly stamped; (xxii) the Acquired Subsidiary has charged and accounted for value added tax as required by the Value Added Tax Act 1994 and regulations thereunder, and all supplies made by the Acquired Subsidiary are taxable supplies for value added tax purposes; (xxiii) the Acquired Subsidiary is disregarded as a separate entity from its owner for United States Federal tax purposes and (xxiv) the UK Pension Scheme (x) has properly and punctually accounted to the UK Board of Inland Revenue for all and any Tax for which the UK Pension Scheme is liable or accountable, and (y) is not liable to taxation on any income from or capital gains on any of the funds which are or have been held for the purposes of the UK Pension Scheme.

         SECTION 8.03. Purchase Price Allocation; Tax Covenants. (a) Buyer and Cambrex shall in good faith allocate the Purchase Price (together with Assumed Liabilities properly included) and any adjustment thereto among the Sellers, and with respect to each Seller, among the Acquired Subsidiary and the Purchased Assets (including the non-compete provisions of Section 5.07) sold by such Seller, all in a manner consistent with the fair market values

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determined in good faith and on a reasonable basis by Buyer and Sellers prior to the Closing Date. Such allocation shall be consistent with Section 1060 of the Code and the Treasury Regulations thereunder. In addition, Buyer and Cambrex will use reasonable efforts to prepare IRS Form 8594 and related exhibits and will act in accordance with the allocation agreed to by the parties on such Form 8594 and in the preparation, filing and audit of any and all Tax Returns.

         (b) Unless otherwise required by Law, with respect to Tax Returns of the Acquired Subsidiary for periods (or portions thereof) ending on or prior to the Closing Date, Buyer will not without the consent of the relevant Seller (such consent not to be unreasonably withheld) cause or permit the Acquired Subsidiary or any Affiliate of Buyer (i) to take any action on or following the Closing Date, other than in the ordinary course of business, which is likely to increase any Tax liability or reduce any Tax Asset of any member of the Seller Group or (ii) to make or change any Tax election for a Tax Return already filed (except as provided in this Section 8.03(b)), or amend any Acquired Subsidiary Tax Return, in each case in respect of the Acquired Subsidiary, which is likely to increase any Tax liability or reduce any Tax Asset of any member of the Seller Group. Buyer agrees that no member of the Seller Group is to have any liability for any Tax resulting from any action not allowed in the preceding sentence and agrees to indemnify and hold harmless Sellers and their respective Affiliates against any such Tax (together with any interest, penalty, addition to Tax or additional amount) and any liabilities, costs or expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses) arising out of or incident to the imposition, assessment or assertion of any such Tax.

         (c) Cambrex shall prepare and file or cause to be prepared and filed (i) all Tax Returns in respect of the Purchased Assets and (ii) all Acquired Subsidiary Tax Returns, in each case for any taxable period (including short taxable periods) ending on or prior to the Closing Date. Buyer shall cooperate, and cause the Acquired Subsidiary to cooperate, with the preparation and filing of such Tax Returns, including by making employees and Representatives of Buyer and the Acquired Subsidiary available to Cambrex and its Representatives upon their reasonable request.

         (d) All Acquired Subsidiary Tax Returns not specified in Section 8.03(c) to be filed by the Acquired Subsidiary after the Closing Date which includes any Pre-Closing Tax Period will be filed by Buyer when due (taking into account any extension of a required filing date). Unless otherwise required by applicable Law, any such Acquired Subsidiary Tax Return shall be prepared in a manner consistent with past practice and without a change of any election or any accounting method and shall be submitted by Buyer to Cambrex at least sixty (60) days prior to the due date (including extensions) of such Acquired Subsidiary Tax Return and shall be subject to Cambrex's review and approval, which shall not be unreasonably withheld or delayed. Buyer shall not include Cambrex or any Cambrex Affiliates in any Tax Returns (including any VAT Tax Returns) of or with respect to the Acquired Subsidiary filed by Buyer pursuant to this Section 8.03(d). Sellers shall cooperate with the preparation and filing of such Tax Returns, including by making employees and Representatives of Sellers available to the Acquired Subsidiary or Buyer and its Representatives upon their reasonable request.

         (e) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated

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by this Agreement (including any real property transfer Tax and any similar Tax)
shall be paid 50 percent by Buyer and 50 percent by Cambrex. Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, will submit such Tax Returns to Cambrex at least sixty (60) days prior to the due date (including extensions) of such Tax Returns and will not file such Tax Returns without Cambrex's approval, which shall not be unreasonably withheld or delayed. If required by applicable Law, Cambrex will, and will cause its respective Affiliates to, join in the execution of any such Tax Returns and other documentation. Upon receipt of written notice from Buyer as to the amount of such Taxes payable in connection with the transactions contemplated by this Agreement, Cambrex shall pay to Buyer (or the applicable taxing authority if directed by Buyer) 50 percent of the amount of such Taxes, but in no event will Cambrex be required to make such payment before the date that is five (5) days before such Taxes are due. Cambrex, Sellers and Buyer shall enter into, simultaneously with but subject to the occurrence of the Closing, the Stamp Duty Agreement substantially in the form of Annex J to this Agreement.

         (f) For purposes of determining the research credit allowable under Code Section 41 for periods beginning after the sale of the Purchased Assets, gross receipts and qualified research expenses paid or incurred with respect to the Rutherford Chemicals Business during periods before the sale of the Purchased Assets shall be reflected in Buyer's applicable U.S. Tax Returns. Specifically, and without limitation, Sellers and their Affiliates shall remove the gross receipts and qualified research expenditures attributable to the Rutherford Chemicals Business from their base-period percentage. Buyer shall include the gross receipts and qualified research expenditures attributable to the Rutherford Chemicals Business in its base-period percentage. Sellers shall furnish Buyer with such information as Buyer determines to be reasonably necessary for purposes of carrying out the provisions of this paragraph.

         SECTION 8.04. Tax Sharing. Any and all existing Tax Sharing Agreements shall be terminated as of the day before the Closing Date. After such date the Acquired Subsidiary shall have no further rights or liabilities thereunder. Except as approved in writing by Buyer prior to Closing, all powers of attorney authorizing any party to represent the Acquired Subsidiary shall be terminated on or before the Closing Date.

         SECTION 8.05. Cooperation on Tax Matters. Buyer and Cambrex agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Rutherford Chemicals Business (including the Acquired Subsidiary) as is reasonably necessary for the filing of any Tax Return or the preparation for any audit, and for the prosecution or defense of any Action or Proceeding relating to any proposed Tax adjustment. Buyer and Cambrex agree to retain or cause to be retained all books and records pertinent to the Rutherford Chemicals Business (including the Acquired Subsidiary) until ninety (90) days after the applicable period for assessment under applicable Law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Governmental or Regulatory Authority. Buyer shall give, and cause the Acquired Subsidiary to give, Cambrex reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters and, if Cambrex so requests, Buyer shall allow or cause the Acquired Subsidiary to allow Cambrex to take possession of such books and records. Buyer and Cambrex shall cooperate with each other in the conduct of any audit or other

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proceedings involving the Acquired Subsidiary or the Rutherford Chemicals
Business for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are reasonably necessary to carry out the intent of this Section 8.05.

         SECTION 8.06. Indemnification by Sellers. (a) Cambrex hereby indemnifies Buyer against and agrees to hold it harmless from any Damages attributable to, without duplication, (i) any Tax of the Acquired Subsidiary or with respect to the Purchased Assets, in each case relating to a Pre-Closing Tax Period or (ii) any misrepresentation or breach of warranty made by Cambrex in
Section 8.02 with respect to the Acquired Subsidiary (Damages and Taxes, without duplication, indemnified against hereunder being referred to as a "Loss"). Except in the case of Excluded Liabilities, this Section 8.06 shall provide the sole source of indemnification from Cambrex in respect of any Tax. Sellers shall reimburse Buyer for any Loss within fifteen (15) business days after payment of such Damages by Buyer or its Affiliates.

         (b) For purposes of this Section 8.06, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of such taxable period ending on the Closing Date shall (x) in the case of any Taxes based upon or related to franchise Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, property Taxes and ad valorem Taxes, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the portion of the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (y) in the case of any Tax not described in clause (x), be deemed to be equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made, subject to Cambrex's approval not to be unreasonably withheld or delayed, in a manner consistent with prior practice of the Acquired Subsidiary.

         (c) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 8.06 is asserted in writing against Buyer or any of its Affiliates, Buyer shall notify Cambrex of such claim or demand promptly upon the receipt thereof and shall give Cambrex such information with respect thereto as Cambrex may reasonably request. The failure of Buyer to notify Cambrex promptly shall not relieve Cambrex of its obligations under this Agreement except to the extent such failure materially prejudices Cambrex's ability to defend the claim or otherwise increases Cambrex's liability in respect of the Taxes which are the subject of the claim. Cambrex may discharge, at any time, its indemnification obligation under this Section 8.06 by paying to Buyer the amount payable pursuant to this Section 8.06, calculated on the date of such payment. Cambrex may, at its own expense and subject to Section 8.06(e), participate in and, upon notice to Buyer, assume and control the defense of any such Action or Proceeding (including any Tax audit), but in such case only so long as Cambrex conducts the defense of such Action or Proceeding in good faith and diligently. So long as Cambrex assumes and controls such defense, (i) Buyer shall have the right (but not the duty) to observe the defense thereof and to employ counsel separate from the counsel employed by Cambrex; (ii) provided Cambrex complies with Section 8.06(e), Cambrex shall not be liable for any expenses incurred thereafter by Buyer in connection with the defense of any such Action or Proceeding; and (iii) subject to

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Section 8.06(e), Buyer shall execute or cause the Acquired Subsidiary to execute any power of attorney or other document necessary to permit Cambrex to control or to settle or to otherwise resolve any such Action or Proceeding.

         (d) Cambrex shall not be liable under this Section 8.06 for (i) any Tax the payment of which was made without its prior written consent that was reasonably withheld and (ii) any settlements effected without the written consent of Cambrex and resulting from any Action or Proceeding in which Cambrex was not permitted an opportunity to assume and control the defense in accordance with the terms of this Section 8.06; provided, however, that this Section 8.06(d) shall not apply if Cambrex previously notified Buyer of its intention to control the defense of such Action or Proceeding and such payment or settlement occurs following Cambrex's failure to (x) diligently and in good faith control the defense of such Action or Proceeding or (y) comply with Section 8.06(e).

         (e) Cambrex shall not be entitled pursuant to this Section 8.06 to take any action on behalf of the Acquired Subsidiary or to require Buyer to take any action which would (i) materially increase the liability to Tax of Buyer, the Acquired Subsidiary or any of their Affiliates; (ii) involve the disclosure of information confidential to Buyer, the Acquired Subsidiary or their Affiliates; or (iii) otherwise have a materially adverse affect on the business of Buyer or the Acquired Subsidiary.

         SECTION 8.07. Survival. The indemnity obligations of Cambrex in this
Article VIII shall survive until sixty (60) days after the expiration of the applicable statute of limitations (giving effect to any waiver or extension thereof). Furthermore, any claims notified to Cambrex on or before such date shall survive until they have been finally resolved and any payment to be made in respect of such claim has been paid. None of the representations and warranties set forth in Section 8.02 shall survive the Closing, except that the representations and warranties (including portions thereof) in Section 8.02 relating to the Acquired Subsidiary shall survive until six (6) months after the expiration of the applicable statute of limitations (after giving effect to any extensions or tolling thereof).

         SECTION 8.08. Exclusivity. The indemnification provided in this Article VIII will be the sole and exclusive remedy of Buyer with respect to matters described in this Article VIII, and Buyer hereby waives any rights and claims which it or any of its Affiliates may otherwise have against the other parties hereto and their respective Affiliates, whether in Law or in equity, relating to or arising out of the matters described in this Article VIII.

                                   ARTICLE IX

                                EMPLOYEE BENEFITS

         SECTION 9.01. Employees and Offers of Employment. (a) On the Closing Date, Buyer shall offer employment in a comparable position to all Business Employees (other than Business Employees of the Acquired Subsidiary, who shall remain employed by the Acquired Subsidiary) and in good faith encourage such Business Employees to accept such offers of employees,

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provided that Buyer or the Acquired Subsidiary may (in accordance with its regular procedures) terminate the employment of or (subject to paragraph (b) below) otherwise modify the terms of such employment at any time after the Closing Date for any Transferred Employee (as defined below) who accepts such offer; provided, however, that Buyer shall not take or omit to take, and shall not cause the Acquired Subsidiary to take or omit to take, any action that could result in any liability to any of the Sellers or their Affiliates under the WARN Act. Sellers shall use their commercially reasonable efforts to cooperate in facilitating the performance of Buyer's obligation to make such offers. Any such offers shall be at such base salary and bonus opportunity which, in the aggregate, are no less favorable than that provided to the respective Business Employees immediately prior to the Closing Date and at a work location that is within thirty-five (35) miles of the Business Employee's then current work location. The Business Employees offered employment by Buyer and who accept and commence such employment in accordance with this Section 9.01, together with all Business Employees of the Acquired Subsidiary, are hereinafter collectively referred to as the "Transferred Employees". Unless otherwise provided herein, Sellers shall retain all liability for Transferred Employees for all time periods prior to the date each Transferred Employee commences employment as an active employee with Buyer. All Transferred Employees will be deemed for purposes of this Section 9.01 to have commenced employment with Buyer as of the Closing Date.

         (b) Buyer shall honor and assume or cause the Acquired Subsidiary to maintain all vacation, personal and sick days accrued by Transferred Employees under any plans, policies, programs and arrangements of Cambrex or any of its Affiliates in effect immediately prior to the Closing (to the extent taken into account in determining the Closing Date Working Capital Amount) and, except as to those employees covered under any Collective Bargaining Agreements, Buyer shall provide, and shall cause its Affiliates and the Acquired Subsidiary to provide, Transferred Employees from the Closing Date through the first anniversary of the Closing Date (the "Continuation Period") with (A) annual base salary and bonus opportunity that is not less than the annual base salary and bonus opportunity which they were receiving immediately prior to the Closing Date, and (B) benefits which in the aggregate (excluding retiree medical benefits and any benefit provided under a defined benefit plan but including medical and dental payments plans, 401(k) plans and severance arrangements) are competitive in the industry for companies of comparable size and in similar locations. Notwithstanding the foregoing, nothing contained herein shall be deemed to entitle any Transferred Employee to any severance or other form of separation pay by reason of his or her ceasing to be an employee of Sellers and becoming an employee of Buyer or any of its Affiliates pursuant to this Agreement.

         (c) For purposes of determining eligibility to participate and vesting with respect to any plan, program or arrangement of Buyer or its Affiliates in which a Transferred Employee may participate (including any defined benefit and defined contribution plans), and for purposes of determining entitlement to severance benefits, vacation and service awards, service with any Sellers and their Affiliates shall be treated as service with Buyer and its Affiliates; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Such service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements and the application of any preexisting condition limitations. Transferred Employees shall be given credit for amounts paid under a corresponding Plan during the calendar year in which the Closing occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such payments had

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been paid in accordance with the terms and conditions of the plans, programs or arrangements of Buyer and its Affiliates. To the extent that as of the Closing Date, Transferred Employees (and their covered dependents) meet all eligibility requirements for retiree welfare benefits under the Plans (disregarding any requirement that such employee had to have terminated employment from Sellers and their Affiliates in order to be eligible for such benefits), such Transferred Employees (and covered dependents) shall remain eligible to elect such retiree medical coverage under the Plans on and after the date that such Transferred Employees terminate active employment from Buyer and its Affiliates; provided, however, (i) such termination of active employment occurs within ten
(10) years following the Closing Date, (ii) such Transferred Employees are not hired by Buyer or any of its Affiliates thereafter, and (iii) such Transferred Employees have notified Cambrex of their desire to make such election within thirty (30) days following the termination of their employment with Buyer.

         (d) Following the Closing, Buyer shall assume and honor all obligations under any Collective Bargaining Agreement as such may exist on the Closing Date, including, without limitation, the CasChem Collective Bargaining Agreement, as such Collective Bargaining Agreement may be extended as provided in Section 5.10.

         (e) Buyer and Sellers agree that the payroll Taxes of the Transferred Employees shall be treated in accordance with the Alternate Procedure of Section 5 of Revenue Procedure 96-60.

         SECTION 9.02. Sellers Plans. (a) Except as expressly set forth herein, Sellers or their respective designated Affiliates shall retain all liabilities and obligations (including any underfunding of defined benefit plans and obligations under Section 4980B of the Code (COBRA)) as of the Closing Date in respect of benefits accrued under all benefit plans or arrangements maintained, administered or contributed to by Sellers or their respective ERISA Affiliates or with respect to which any of the Sellers or any of their ERISA Affiliates has any liability, including the Employee Plans (including, without limitation, the Nepera Plan). Except as expressly set forth herein, no assets of any benefit plans or arrangements maintained, administered or contributed to by any of the Sellers or any of their Affiliates, including any Employee Plan, shall be transferred to Buyer or any of its Affiliates or to any plan of Buyer or any of its Affiliates. Notwithstanding the foregoing, all health care and dependent care flexible spending accounts (and any corresponding assets thereto) maintained with respect to Transferred Employees under any cafeteria plan maintained by any of the Sellers or any of their Affiliates shall be transferred to Buyer or one of its Affiliates. Sellers shall make all required (in accordance with historical practices, including any discretionary matching or profit sharing contributions under any Plan) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) of employment service for Transferred Employees ending prior to or as of the Closing Date except for liabilities assumed by Buyer pursuant to this Article IX. Sellers shall fully vest each Transferred Employee under each Employee Plan that provides retirement benefits as of the Closing Date. Sellers shall amend any Employee Plan that is a defined contribution plan to permit the rollover of promissory notes evidencing outstanding participant loans of Transferred Employees, without default of such loan, to a tax-qualified defined contribution plan established by Buyer, and Buyer shall cause such plan to accept such rollovers.

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         (b)      All claims incurred by any Transferred Employees or their
covered dependents prior to the Closing Date under any of the Plans shall be covered pursuant to the terms and conditions of such Plans. All claims incurred by any Transferred Employees or their covered dependents on or after the Closing Date under employee benefit plans of Buyer or any of its Affiliates shall be the responsibility of Buyer. For purposes of this paragraph, a claim shall be deemed to be incurred on the date on which medical or other treatment or service is rendered and not the date of the submission of the claim related thereto.

         (c)      This Section 9.02 shall not apply to the U.K. Pension Scheme.

         SECTION 9.03. Bonuses. Within thirty (30) days following the Closing, Cambrex will pay to each Transferred Employee, or will cause each of the Transferred Employees to receive, in respect of the year in which the transactions contemplated in this Agreement are consummated, such bonus as the employee would have earned pursuant to the Employee Plans as of the Closing Date if the transactions contemplated by this Agreement had not occurred, in all events on a basis consistent with past practice, but in no event shall Cambrex pay to such Transferred Employees an aggregate amount less than $200,000.

         SECTION 9.04. Third Party Beneficiaries. No provision of this Agreement including, without limitation, this Article IX shall (i) create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of any of the Sellers or any of their Affiliates in respect of continued employment (or resumed employment) with Buyer or any of its Affiliates or any of the Sellers or any of their Affiliates or in connection with the Rutherford Chemicals Business, (ii) create any such rights in any such individuals in respect of any benefits that may be provided, directly or indirectly, under any benefit plans or arrangements maintained, administered or contributed to by any of the Sellers or any of their Affiliates, including any Employee Plan or U.K. Plan, or any plan or arrangement which may be established by Buyer or any of its Affiliates, or (iii) constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Buyer or any of its Affiliates.

         SECTION 9.05. Medical Continuation Benefits. In the event that Buyer has not, as of the Closing Date, been able to establish its own medical, dental and prescription drug plans, as a convenience to Buyer, Sellers shall extend the current coverage for such plans of Sellers to the Transferred Employees for up to eighteen (18) full months following the Closing Date, provided Buyer pays to Cambrex, not later than January 1, 2004, an amount equal to the aggregate premium payments for coverage for the period beginning on the Closing Date and extending through December 31, 2003 for such benefits for the Transferred Employees, with the cost of such coverage calculated under COBRA, and, on the first business day of each month beginning with the second full month after the Closing occurs, pays to Cambrex an amount equal to an additional month's aggregate premium payments for so long as Buyer wants to continue such coverage (not to exceed eighteen (18) full months). If Buyer intends to cease the coverage provided in the prior sentence, then it shall provide Sellers with written notice that it intends to cease such coverage and the Sellers' medical, dental and prescription drug plans shall continue to provide benefits until the last day of the month (the "Health Insurance Termination Date") following the 30th day after Sellers' receipt of such written notice. In the event Buyer ceases coverage under Sellers' medical, dental and prescription drug plans as provided in the prior

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sentence, then Cambrex shall refund to Buyer amounts paid for coverage in respect of periods following the Health Insurance Termination Date less any amounts or expenses incurred by Sellers in respect of providing such coverage for periods following the Health Insurance Termination Date.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

         SECTION 10.01. Conditions to Obligations of Buyer and Sellers. The obligations of Buyer and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

         (a) Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated.

         (b) All other applicable consents and approvals of Governmental or Regulatory Authorities shall have been obtained, including, without limitation, under ISRA in order to permit the transfer of title to the Bayonne Facility and the related Real Property from the applicable Seller to Buyer as contemplated by
Section 7.07(c).

         (c) No provision of any applicable Law or Order shall prohibit the consummation of the transactions contemplated hereby.

         (d) The consents under or in respect of the Contracts and Licenses set forth in Section 10.01(d) of the Seller Disclosure Schedule shall have been obtained.

         SECTION 10.02. Conditions to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Sellers shall have performed in all material respects all of their respective obligations hereunder required to be performed by them on or prior to the Closing Date, (ii) the representations and warranties of Cambrex contained in this Agreement and in the certificate delivered by Cambrex pursuant to clause (iii) below shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except that representations and warranties qualified by materiality shall be true in all respects and those made as of a specified earlier date shall have been true and correct as of such earlier date (in all material respects, unless qualified by materiality), and (iii) Buyer shall have received a certificate signed by an officer of Cambrex to the foregoing effects.

         (b) Buyer shall have received all documents it may reasonably request relating to the existence of each of Cambrex, the Sellers and the Acquired Subsidiary and the authority of each of Cambrex and the Sellers for this Agreement, all in form and substance reasonably satisfactory to Buyer.

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         (c)      Each of Cambrex and the Sellers shall have provided to Buyer copies of resolutions certified by their respective Secretary or an Assistant Secretary authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

         (d)      (i)      Buyer shall have obtained a commitment for an ALTA
Owner's Title Insurance Policy for each parcel of Real Property (other than Real Property located outside the United States) issued by a title company reasonably satisfactory to Buyer (the "Title Company"), together with a copy of all documents referenced therein which are obtained by the Title Company (the "Title Commitments").

                  (ii) The Title Company shall have issued title insurance policies (which may be in the form of a mark-up of a pro forma of the Title Commitments) in accordance with the Title Commitments, insuring Buyer's fee simple title to each such parcel of Real Property as of the Closing Date (including all recorded appurtenant easements insured as a separate legal parcel) with gap coverage from the Title Company through the date of recording, subject only to Permitted Liens, in such amount as Buyer reasonably determines to be the value of the Real Property insured thereunder, together with an extended coverage endorsement (insuring over the general or standard exceptions) to the extent available in the applicable jurisdiction (the "Title Policies").

                  (iii) With respect to any Real Property located outside the United States, Buyer shall have obtained an equivalent form of title assurance in accordance with local custom reasonably satisfactory to Buyer for each such parcel of Real Property.

         (e) Buyer shall have obtained a survey for each parcel of Real Property, dated no earlier than the date of this Agreement, prepared by a licensed surveyor satisfactory to Buyer, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Urban Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 8, 9, 10, 11(b), 13, 14, 15 and 16 (or
the equivalent standard for Real Property located outside the United States), and certified to Buyer, Buyer's lenders and the Title Company, in a form reasonably satisfactory to each of such parties (the "Surveys"). The Surveys shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect which has not been cured or insured over to Buyer's reasonable satisfaction prior to the Closing or which would not have a Material Adverse Effect.

         (f) Sellers shall have delivered to Buyer the instruments of assignment and assumption referred to in Section 2.07.

         (g) During the period from the date of this Agreement to the Closing Date, there shall not have occurred, and there shall not exist on the Closing Date, any condition or fact which has, or reasonably may be expected to have, a Material Adverse Effect.

         (h) Buyer shall have obtained the financing contemplated by the written commitments referred to in the first sentence of Section 4.07 or such other financing having terms reasonably satisfactory to Buyer and in an amount at least equal to the amount referred to in the second sentence of Section 4.07.

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

         (i) Each of the Sellers shall have delivered to Buyer a non-foreign affidavit dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury regulations issued pursuant to Code Section 1445, stating that such Seller is not a "foreign person" as defined in Code Section 1445; provided, however, that if a Seller is such a "foreign person," Buyer shall have been furnished with a certificate executed by such Seller, in accordance with Treasury Regulation Section 1.1445-2(c)(3), certifying that each interest to be transferred by such Seller pursuant to this Agreement does not constitute a U.S. real property interest as defined in Code Section 897(c).

         SECTION 10.03. Conditions to Obligation of Sellers. The obligation of Cambrex and the Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

         (a) (i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement and in the certificate delivered by Buyer pursuant to clause (iii) below shall be true in all material respects at and as of the Closing Date as if made at and as of such date, and (iii) Cambrex shall have received a certificate signed by an officer of Buyer to the foregoing effects.

         (b) Cambrex shall have received the consideration set forth in Sections 2.07(i) and 2.07(ii) and all documents it may reasonably request relating to the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Cambrex.

         (c) Buyer shall have provided to Cambrex copies of resolutions of Buyer certified by the Secretary or an Assistant Secretary of Buyer authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

                                   ARTICLE XI

                       SURVIVAL; NO OTHER REPRESENTATIONS

         SECTION 11.01. Survival. Except as provided in Section 8.07, (a) the representations, warranties, covenants and agreements of the parties hereto contained in Section 3.16 and Article IX ( insofar as they relate to ERISA) shall survive until the expiration of the statute of limitations period applicable thereto, (b) the representations and warranties of Cambrex contained in Section 3.18 shall survive the Closing until three (3) years after the Closing Date, (c) the representations and warranties of Cambrex contained in
Section 8.02 shall survive the Closing only to the extent provided in Section
8.07 and (d) all other representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until the date which is thirty (30) days following the completion of the audit of the financial statements relating to the Rutherford Chemicals Business for the year ended December 31, 2004, but in no event later than April 30, 2005; provided, however, that the

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representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06,
3.23, 3.29 and in Sections 4.01, 4.02, 4.03 and 4.08 and the post-Closing covenants of the parties hereto shall survive indefinitely. Notwithstanding the preceding sentence, any representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 11.02. No Other Representations. Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each party hereto that neither Cambrex nor any Seller is making any representation or warranty whatsoever, express or implied, including but not limited to any implied representation or warranty as to condition, merchantability or suitability as to any of the Purchased Assets or other properties employed in the Rutherford Chemicals Business, except those representations and warranties contained in Article III and Article VIII and in the certificate delivered pursuant to Section 10.02(a)(iii). In particular, neither Cambrex nor any Seller makes any representation or warranty to Buyer with respect to (i) the information set forth in the Information Memorandum or (ii) any financial projection or forecast relating to the condition of the Rutherford Chemicals Business contained therein or otherwise delivered by or on behalf of Sellers to Buyer

         SECTION 11.03. Seller Disclosure Schedule. (a) The parties acknowledge and agree that (i) the Seller Disclosure Schedule may include certain items and information solely for informational purposes for the convenience of Buyer (provided, however, that each item set forth in the Seller Disclosure Schedule shall be reasonably apparent on its face and shall be set forth with reasonable specificity regarding the provisions in the Agreement to which it relates) and
(ii) the disclosure by Cambrex and the Sellers of any matter in the Seller Disclosure Schedule shall not be deemed to constitute an acknowledgment by Cambrex or the Sellers that the matter is required to be disclosed by the terms of this Agreement or that the matter is material to the Rutherford Chemicals Business or otherwise.

         (b) Cambrex and Sellers shall from time to time prior to the second business day preceding the Closing, supplement or amend the Seller Disclosure Schedule with respect to any matter hereinafter arising or discovered of which they become aware that could reasonably be expected to cause any condition to Closing not to be satisfied as of the Closing Date. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not the condition set forth in Section 10.02(a)(ii) has been satisfied or to have cured any breach of representation or warranty required to be made in this Agreement as of any date on or prior to the date of this Agreement for purposes of Article XII.

         (c) The disclosure of any liability or obligation in the Seller Disclosure Schedule shall not create an Assumed Liability except to the extent that the disclosure of any such liability or obligation has been expressly assumed by Buyer as an Assumed Liability as provided on Annex A to this Agreement.

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                                   ARTICLE XII

                                 INDEMNIFICATION

         SECTION 12.01. Indemnification. (a) Cambrex hereby indemnifies Buyer and its respective successors and assigns (if any) and their respective officers, directors, employees, stockholders, agents and Affiliates ("Buyer Indemnified Party") against and agrees to hold each of them harmless from any and all damage, loss, liability, claim, demand, cost, payment obligation to any Governmental or Regulatory Authority and expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any Action or Proceeding (collectively, "Damages"), incurred or suffered by any Buyer Indemnified Party arising out of or relating to:

                  (i) any misrepresentation or breach of warranty made by Cambrex pursuant to this Agreement (determined in all cases as if the terms "material", "materiality", "material adverse effect" or other similar qualifiers were not included therein), provided that any claim for a misrepresentation or breach of warranty contained in Section 8.02 shall be brought under Section 8.06 rather than this Article XII;

                  (ii) any breach of any covenant or agreement made by Cambrex or any Seller pursuant to this Agreement (other than any covenant or agreement contained in Article VIII, which shall be governed exclusively by the terms of Article VIII); and

                  (iii)    any Excluded Liability;

provided that (A) Cambrex shall have no liability for a misrepresentation or breach of warranty under Section 12.01(a)(i) unless the aggregate amount of Damages arising out of the matters referred to in such Section exceeds $750,000 and then only to the extent of such excess, and (B) Cambrex's maximum liability for Damages for misrepresentations and breaches of warranties under Section 12.01(a)(i) shall not exceed 25% of the Purchase Price (as adjusted pursuant to the terms of this Agreement) in the aggregate, and provided further, however, that (x) the limitation on Damages contained in the preceding clauses (A) and
(B) shall not apply to or limit Damages otherwise payable in respect of representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.06, 3.16(a), 3.16(b), 3.16(c), 3.16(d), 3.23, and 3.29, and (y) the limitation on
Damages contained in the preceding clause (A) shall not apply to or limit Damages otherwise payable in respect of representations and warranties contained in Section 3.16(e). Notwithstanding the foregoing, (i) Cambrex will not be required to provide indemnity to Buyer Indemnified Parties for Damages relating to or arising from Excluded Liabilities described in Item 11 of Annex C to this Agreement as to which Cambrex is not given notice in accordance with Section
12.02 on or prior to the tenth (10th) anniversary of the Closing Date, (ii) no Buyer Indemnified Party may seek indemnity for any Remediation Costs based on a breach of any representation or warranty under Section 3.18 for which Buyer is otherwise responsible under Section 7.08, and (iii) no Seller Indemnified Party may seek to avoid any of its obligations to pay Remediation Costs

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under Section 7.07 or 7.08 on the basis on the limitation on Damages payable by
Seller Indemnified Parties contained in clause (A) or (B) of this Section 12.01(a).

         (b) Buyer hereby indemnifies Sellers and their respective successors and assigns (if any) and their respective officers, directors, employees, stockholders, agents and Affiliates ("Seller Indemnified Party") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to:

                  (i) any misrepresentation or breach of warranty made by Buyer pursuant to this Agreement;

                  (ii) any breach of any covenant or agreement made by Buyer pursuant to this Agreement; and

                  (iii)    any Assumed Liability.

         SECTION 12.02. Procedures. (a) The party seeking indemnification under
Section 12.01 (including by reason of an alleged breach of a covenant contained in Section 7.07 or Section 7.08) (the "Indemnified Party") shall give prompt notice in reasonable detail to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of its claim for indemnity, including the commencement of any Action or Proceeding by any third party in respect of which indemnity may be sought under such Section ("Third Party Claim"), and will provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

         (b) The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to the claim described in a notice delivered pursuant to Section 12.02 and/or whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against a Third Party Claim described therein.

         (c) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to a Third Party Claim pursuant to this Section 12.02, then the Indemnifying Party shall be entitled to assume the control of the defense or settlement of such Third Party Claim in accordance with the provisions of this Section 12.02, and if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in defending or settling the Third Party Claim the defense or settlement of which the Indemnifying Party elects to control (including by furnishing or causing to be furnished such records, information and testimony, and attending such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, and, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-claim against any Person; provided, however, that the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld or delayed) before entering into any settlement

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of such Third Party Claim if the settlement does not provide for full indemnity of and/or release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates. The Indemnified Party may retain separate counsel of its choice to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 12.02. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

         (d) If the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 12.02 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation to the extent such dispute is resolved in favor of the Indemnified Party. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 12.02, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

         (e) In the event any Indemnified Party should assert a claim for indemnity under Section 12.01 (including by reason of an alleged breach of covenant contained in Section 7.07 or Section 7.08) against any Indemnifying Party that does not involve a Third Party Claim, if the Indemnifying Party notifies the Indemnified Party pursuant to paragraph (b) above that it does not dispute the claim for indemnity described in such notice or fails to dispute such claim within the Dispute Period, the Damages arising from the claim specified in such notice will be conclusively deemed a liability of the Indemnifying Party under Section 12.01 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand following the final determination thereof, but only to the extent it is liable therefor under
Section 12.01. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within ninety (90) days, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         SECTION 12.03. Calculation of Damages. (a) The amount of any Damages payable under Section 8.06 and Section 12.02 by the Indemnifying Party shall be treated as an adjustment to the Purchase Price and be net of any amounts actually recovered or recoverable by the Indemnified Party under applicable insurance policies or other Contracts with respect to Damages. If the Indemnified Party receives any payment under an insurance policy or a Contract subsequent to payment by the Indemnifying Party relating to the same Damages, the Indemnified Party shall pay to the Indemnifying Party the full amount of such subsequent payment less all costs and expenses relating thereto, up to the full amount paid by the Indemnifying Party in respect of such Damages.

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         (b)      The Indemnifying Party shall not be liable under Section 12.01 for any (i) Damages relating to any matter to the extent that the Indemnified Party had been compensated for such matter pursuant to the Purchase Price adjustment under Sections 2.08 and 2.09 or (ii) consequential or punitive, special, indirect or incidental Damages except to the extent included in Damages paid by an Indemnified Party in respect of a Third Party Claim.

         SECTION 12.04. Exclusive Remedy. After the Closing, and except as provided in Section 5.07, Section 6.01 and Article VIII, the indemnification provided in this Article XII will be the sole and exclusive remedy of the Buyer Indemnified Party, on the one hand, and the Seller Indemnified Party, on the other, with respect to any breach of a representation, warranty, covenant or agreement contained in this Agreement, and the parties hereby waive any rights and claims which it or any of its Affiliates may otherwise have against the other parties hereto and their respective Affiliates, whether in Law or in equity, relating to or arising out of any such breach, other than in cases of fraud, willful misconduct or intentional misrepresentation or omission of material fact.

                                  ARTICLE XIII

                                   TERMINATION

         SECTION 13.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

         (a)      by mutual written agreement of Cambrex and Buyer;

         (b) by either Cambrex or Buyer in the event of a material breach hereof by the non-terminating party, but only if such non-terminating party fails to cure such breach within thirty (30) days following written notification thereof by the terminating party;

         (c) by either Cambrex or Buyer if the Closing shall not have been consummated on or before November 6, 2003; or

         (d) by either Cambrex or Buyer if consummation of the transactions contemplated hereby would violate any nonappealable final Order of any Governmental or Regulatory Authority having competent jurisdiction.

         The party desiring to terminate this Agreement pursuant to clause (b) or (c) shall give notice of such termination to the other party, upon delivery of which notice such termination shall be effective.

         SECTION 13.02. Effect of Termination. If this Agreement is terminated as permitted by Section 13.01(b) or 13.01(c), such termination shall be without liability of either party (or any Affiliate or Representative of such party) to the other parties to this Agreement, provided that if such termination shall result from the willful (i) failure of a party to fulfill a condition to the performance of the obligations of the other party under this Agreement, (ii) failure of a party to

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perform a covenant or agreement required to be performed by it under this
Agreement or (iii) inaccuracy in or breach by a party of any representation or warranty contained in this Agreement, such party shall be fully liable to the other for any and all Damages incurred or suffered by the other party as a result of such failure or breach, together with all costs and expenses (including reasonable attorneys' fees and expenses) actually incurred in good faith by such other party in connection with this Agreement. Notwithstanding the foregoing, the provisions of this Section 13.02 and Article XIV shall survive any termination of this Agreement pursuant to Section 13.01.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         SECTION 14.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Buyer, to:

                  Rutherford Acquisition Corp.
                  c/o Arsenal Capital Partners
                  1350 Avenue of the Americas, 27th Floor
                  New York, NY 10019
                  Attn:  Barry B. Siadat
                  Facsimile No.:  (212) 771-1718

         with a copy to:

                  Kirkland & Ellis LLP
                  153 East 53rd Street
                  New York, NY 10022
                  Attn:  Daniel J. Eisner, Esq.
                  Facsimile No.:  (212) 446-4900

         if to any Seller, to:

                  Cambrex Corporation
                  One Meadowlands Plaza
                  East Rutherford, New Jersey 07073
                  Attn: General Counsel - Peter Thauer, Esq.
                  Facsimile No.:  (201) 804-9851

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         with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  One Chase Manhattan Plaza
                  New York, New York 10005
                  Attn:  Robert S. Reder, Esq.
                  Facsimile No.:  (212) 822-5680

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 14.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 14.03. Expenses. Except as otherwise provided herein (including without limitation, as set forth in Section 8.03(e)), all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense including, in the case of Buyer, all expenses and premiums of the Surveys and the Title Company in connection with the issuance of Title Policies relating to any Real Property; provided that the filing fee in connection with the filings required under the HSR Act shall be paid one half by Cambrex and one half by Buyer.

         SECTION 14.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Buyer may transfer or assign in whole or in part its rights or obligations under this Agreement to (a) one or more of its subsidiaries or Affiliates, (b) any financial institution providing purchase money or other financing to Buyer or to one or more of its Subsidiaries or Affiliates or (c) to a purchaser of all or a substantial portion of the assets of the Rutherford Chemicals Business, but no such transfer or assignment under clause (a), (b) or (c) will relieve Buyer of any of its obligations hereunder and, in the case of a sale of all or a substantial portion of the assets, the transferee shall assume the related obligations of Buyer hereunder.

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         SECTION 14.05. Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of New York applicable to a Contract executed and delivered in such State.

         SECTION 14.06. Jurisdiction. The parties hereto agree that any Action or Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such Action or Proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action or Proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Action or Proceeding in any such court or that any such Action or Proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such Action or Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14.01 shall be deemed effective service of process on such party.

         SECTION 14.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 14.08. Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 14.09. Entire Agreement. This Agreement and the annexes and schedules hereto (including the Seller Disclosure Schedule), together with the Confidentiality Agreement, dated February 21, 2003 between Buyer and BAS on behalf of Cambrex, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 14.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                             RUTHERFORD ACQUISITION CORP.

                             By: /s/ Terrence M. Mullen
                                 -----------------------------------------------
                                 Name: Terrence M. Mullen
                                 Title: Vice President

                             CAMBREX CORPORATION

                             By: /s/ Salvatore J. Guccione
                                 -----------------------------------------------
                                 Name: Salvatore J. Guccione
                                 Title: Executive Vice President

                             CAMBREX LTD.

                             By: /s/ Peter E. Thauer
                                 -----------------------------------------------
                                 Name: Peter E. Thauer
                                 Title: Director

                             CASCHEM, INC.

                             By: /s/ Peter E. Thauer
                                 -----------------------------------------------
                                 Name: Peter E. Thauer
                                 Title: Vice President

                             NEPCAM, INC.

                             By: /s/ Peter E. Thauer
                                 -----------------------------------------------
                                 Name: Peter E. Thauer
                                 Title: Vice President

                             NEPERA, INC.

                             By: /s/ Peter E. Thauer
                                 -----------------------------------------------
                                 Name: Peter E. Thauer
                                 Title: Vice President

                             ZEELAND CHEMICALS, INC.

                             By: /s/ Peter E. Thauer
                                 -----------------------------------------------
                                 Name: Peter E. Thauer
                                 Title: Vice President